UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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OCWEN FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

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April 10, 2017

Dear Fellow Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of Ocwen Financial Corporation, which will be held at the Embassy Suites Hotel located at 1601 Belvedere Road, West Palm Beach, Florida 33406, on Wednesday, May 24, 2017, at 9:00 a.m., Eastern Daylight Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. We encourage you to complete your proxy card in one of the manners described in the accompanying materials even if you plan to attend the Annual Meeting. This will not prevent you from voting in person if you are a shareholder of record, but will ensure that your vote is counted if you are unable to attend.

Your continued support of, and interest in, Ocwen Financial Corporation is sincerely appreciated.

Sincerely,
Phyllis R. Caldwell
Chair, Board of Directors

OCWEN FINANCIAL CORPORATION

1661 Worthington Road, Suite 100
West Palm Beach, Florida 33409

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 24, 2017

NOTICE

Our Annual Meeting of Shareholders will be held:

Date:	Wednesday, May 24, 2017
Time:	9:00 a.m., Eastern Daylight Time
Location:	Embassy Suites Hotel 1601 Belvedere Road West Palm Beach, Florida 33406

PURPOSE

•	To elect eight directors for one year terms or until their successors are elected and qualified;

•
To ratify, on an advisory basis, the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of Ocwen Financial Corporation for the fiscal year ending December 31, 2017;

•	To hold an advisory vote to approve executive compensation (“Say-on-Pay”);

•	To hold an advisory vote on the frequency of votes on executive compensation (“Say-on-Frequency”);

•	To approve the Ocwen Financial Corporation 2017 Performance Incentive Plan; and

•	To transact such other business as may properly come before the meeting and any postponement or adjournment of the meeting. Management is not aware of any such other business at this time.

PROCEDURES

•	Our Board of Directors has fixed March 28, 2017 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

•	Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

This proxy statement for our 2017 Annual Meeting of Shareholders and our Annual Report to shareholders on Form 10-K for the year ended December 31, 2016 will be available on or about April 10, 2017 on our website at www.ocwen.com in the Financial Information section under the “Shareholders” tab. The approximate date on which this proxy statement, the proxy card and other accompanying materials are first being sent or given to shareholders is April 10, 2017. Additionally, and in accordance with Securities and Exchange Commission rules, you may access our annual report and proxy materials at http://shareholders.ocwen.com/sec.cfm, a website that does not identify or track visitors of the site.

By Order of the Board of Directors,
Michael J. Stanton
Secretary
April 10, 2017

OCWEN FINANCIAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

General Information

This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Ocwen Financial Corporation (“Ocwen” or the “Company”) for use at our 2017 Annual Meeting of Shareholders (the “Annual Meeting”) and at any postponement or adjournment of this meeting. The approximate date on which this proxy statement, the proxy card and other accompanying materials are first being sent or given to shareholders is April 10, 2017. The Annual Meeting will be held at the Embassy Suites Hotel located at 1601 Belvedere Road, West Palm Beach, Florida 33406, on Wednesday, May 24, 2017, at 9:00 a.m., Eastern Daylight Time, for the purposes listed in the Notice of Annual Meeting of Shareholders. If you are interested in attending the meeting and voting in person, please see “Annual Meeting Admission” below for further details.

How a Proxy Works

The Board of Directors has appointed Ronald M. Faris, President and Chief Executive Officer, Timothy M. Hayes, Executive Vice President and General Counsel, and Michael J. Stanton, Senior Vice President, Deputy General Counsel and Secretary, as the management proxy holders for the Annual Meeting. If you properly complete, sign and return your proxy card by mail, or submit your proxy by Internet or telephone, and do not revoke it prior to its use, your shares will be voted in accordance with your instructions. If you do not give contrary instructions, the management proxy holders will vote all shares represented by valid proxies as follows:

•	Proposal One (Election of Directors) - “FOR ALL” of the eight nominees for Director;

•
Proposal Two (Advisory Ratification of Appointment of Independent Registered Public Accounting Firm) - “FOR” ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017;

•
Proposal Three (Advisory Resolution on Named Executive Officer Compensation) - “FOR” approval, on an advisory basis, of the compensation of Ocwen’s executive officers whose compensation is disclosed in this proxy statement (“named executive officers”)(“Say-on-Pay”);

•
Proposal Four (Advisory Resolution on Frequency of Future Advisory Votes on Named Executive Officer Compensation) - Every “ONE” year, on an advisory basis, for the frequency of future Say-on-Pay votes (“Say-on-Frequency”);

•	Proposal Five (Approval of the Ocwen Financial Corporation 2017 Performance Incentive Plan (the “2017 Plan”)) - “FOR” approval; and

•	with regard to any other business that properly comes before the meeting in accordance with the best judgment of the management proxy holders.

How to Revoke a Proxy

Your proxy may be used only at the Annual Meeting and any postponement or adjournment of this meeting and may not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:

•	filing written notice with our Secretary at the following address:
Michael J. Stanton, Secretary
c/o Ocwen Financial Corporation
1661 Worthington Road, Suite 100
West Palm Beach, Florida 33409

•	submitting a properly executed proxy bearing a later date, or

•	appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person.

If you are interested in attending the meeting and voting in person, please see “Annual Meeting Admission” below for further details.

Who May Vote at the Annual Meeting

On all matters properly presented at the Annual Meeting, each share of our common stock is entitled to one vote. All shareholders who owned our common stock as of the close of business on March 28, 2017 (the “Record Date”) are cordially invited to attend the 2017 Annual Meeting. Only “shareholders of record” at the close of business on the Record Date are entitled to attend and vote at the Annual Meeting or any postponement or adjournment of this meeting. If your shares are registered directly in your name with American Stock Transfer & Trust Company, Ocwen’s stock transfer agent, you are the “shareholder of record” with respect to those shares. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or similar organization (collectively, “Broker”), then you are the “beneficial owner of shares held in street name.” As a beneficial owner, you have the right to instruct your Broker how to vote your shares. Most individual shareholders are beneficial owners of shares held in street name. At the close of business on the Record Date, there were 124,025,511 shares of common stock issued and outstanding.

How to Vote if you are a Shareholder of Record

If you are a shareholder of record and you have received a printed set of the proxy materials by mail, we encourage you to fill in, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Annual Meeting. Shareholders of record also have the option of voting by using a toll-free telephone number or via the Internet. Instructions for using these services are included on the proxy card. If you are a shareholder of record and attend the Annual Meeting in person, you may, if you desire, revoke your proxy in accordance with the procedures described in this Proxy Statement and vote your shares in person.

How to Give Voting Instructions if you are a Beneficial Owner of Shares held in Street Name

If you are a beneficial owner of shares held in street name, you are considered the beneficial owner of the shares, and your shares may be voted at the Annual Meeting only by the Broker that holds your shares. To instruct how your shares are to be voted at the Annual Meeting, you will need to follow the instructions provided by the Broker that holds your shares. Many Brokers offer the option of submitting voting instructions over the Internet or by telephone. You may also have the option of attending the meeting and voting in person at the Annual Meeting, but only if you obtain and present at the Annual Meeting a legal proxy from the Broker that holds your shares, giving you the right to vote the shares in person at the meeting. Please contact your Broker for further information.

If you hold your shares in street name through a brokerage account and you do not submit instructions to your Broker about how your shares are to be voted, one of two things can happen depending on the type of proposal. If the proposal involves a “routine” matter, such as ratification of the appointment of the independent registered public accounting firm, then the rules of the New York Stock Exchange provide Brokers discretionary power to vote your shares. If, however, the proposal involves a “non-routine” matter, then Brokers are not permitted to vote your shares without instruction from you. “Non-routine” matters include, for example, proposals to elect directors or vote on executive compensation proposals. If you do not submit voting instructions to your Broker and your Broker exercises its discretion to vote your shares on Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017, your shares will constitute broker “non-votes” on each of the other proposals at the Annual Meeting, as Proposal One on the election of directors, Proposal Three on Say-on-Pay, Proposal Four on Say-on-Frequency and Proposal Five on the approval of the 2017 Plan are “non-routine” matters. Therefore, it is important that you provide instructions to your Broker if your shares are held by a Broker so that your votes with respect to election of directors, Say-on-Pay, Say-on-Frequency, and approval of the 2017 Plan are counted.

Quorum and Voting Information

The presence at the Annual Meeting of a majority of the votes of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Assuming a quorum, the eight nominees for director receiving a plurality of the votes cast for director will be elected as directors of Ocwen. A plurality vote requirement means that the director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting. You may vote in favor of or withhold authority to vote for one or more nominees for director. For Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017, Proposal Three to approve the Say-on-Pay and Proposal Five to approve the 2017 Plan, the proposal will be approved if the votes cast by the holders of the shares represented at the Annual Meeting and entitled to vote in favor of the action exceed the votes cast opposing the action. Shareholder choices for Proposal Four to approve the Say-on-Frequency are limited to “1 year,” “2 years,” “3 years” and “abstain.” If no frequency option receives the affirmative vote of a majority of the votes cast at the Annual Meeting, the Board of Directors will consider the option receiving the highest number of votes as the preferred option of the Company’s shareholders. Because Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017, Proposal Three to approve the Say-on-Pay and Proposal Four to approve the Say-on-Frequency are advisory in nature, there is no specific requirement for approval for these proposals. It will be up to the Audit Committee and the Compensation Committee with respect to Proposals Two, Three and Four, as well as, the Board of Directors to determine whether and how to implement the advisory votes on the ratification of the appointment of our independent registered public accounting firm, Say-on-Pay and Say-on-Frequency.

Abstentions will be counted as present and entitled to vote for purposes of determining whether a quorum is present. For Proposal One on the election of directors, a “withhold vote” will not be counted in determining the vote’s outcome, because the candidates who receive the highest number of “for” votes are elected, and candidates only need a single “for” vote to be elected. Abstentions will not be counted as votes cast with respect to Proposal Two to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017, Proposal Three to approve the Say-on-Pay and Proposal Four to approve the Say-on-Frequency and therefore will not be counted in determining the outcome of those proposals. Under New York Stock Exchange listing standards applicable to shareholder approval of equity compensation plans, abstentions will be counted as votes cast on Proposal Five to approve the 2017 Plan and therefore will have the same effect as votes against that proposal. If any broker “non-votes” occur at the meeting with respect to your shares, the broker “non-votes” will be counted as present and entitled to vote for purposes of determining whether a quorum is present, but will not be counted as votes cast with respect to Proposal One on the election of directors, Proposal Three to approve the Say-on-Pay, Proposal Four to approve the Say-on-Frequency or Proposal Five to approve the 2017 Plan and therefore will not be counted in determining the outcome of those proposals presented for your vote.

Annual Meeting Admission
For information on attending the Annual Meeting and voting in person, please contact us at shareholderrelations@ocwen.com. If you wish to attend the Annual Meeting in person, you must notify us no less than seven days in advance at shareholderrelations@ocwen.com so that we can make appropriate arrangements to accommodate attendees (i.e., you must notify us at shareholderrelations@ocwen.com on or before May 17, 2017 in order to attend our shareholder meeting). You must also present a form of government-issued personal identification (e.g., driver’s license or passport) and proof of ownership as of the Record Date to be admitted to the Annual Meeting. If you are a beneficial owner of shares held in street name, a recent brokerage statement or a letter from your Broker are examples of proof of ownership. Only shareholders of record will be permitted to vote at the meeting unless a beneficial owner obtains and presents at the Annual Meeting a legal proxy from the Broker that holds such beneficial owner’s shares, giving the beneficial owner the right to vote the shares in person at the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the meeting.

ELECTION OF DIRECTORS
(Proposal One)

Our Bylaws provide that our Board of Directors shall consist of no less than three and no more than eleven members with the exact number to be fixed by our Board of Directors. Effective March 17, 2017, our Board of Directors fixed the number of directors at nine and we currently have nine directors. Our Board of Directors has fixed the number of directors at eight effective May 22, 2017 because, as previously publicly announced, Ronald J. Korn has informed the Board of Directors he will not stand for re-election at the Annual Meeting and that he will cease serving as director on May 22, 2017.

We are proposing the eight nominees listed below for election as directors at the Annual Meeting. All nominees currently serve as our directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.

Each of the nominees listed below has consented to being named in this proxy statement and to serving as a director, if elected. If any nominee is unable or for good cause will not stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee recommended by our Board of Directors. As of the date of this proxy statement, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as a director if elected.

Nominees for Director

The following sets forth certain information concerning our director nominees, including his or her principal occupation for at least the last five years, additional biographical information and specific qualifications of each director:

Phyllis R. Caldwell. Ms. Caldwell became Chair of the Board of Directors on March 15, 2016. Ms. Caldwell has been a Director of Ocwen since January 2015. Ms. Caldwell is founder and managing member of Wroxton Civic Ventures LLC, which provides advisory services on various financial, housing and economic development matters. Previously, Ms. Caldwell was Chief, Homeownership Preservation Officer at the U.S. Department of the Treasury, responsible for oversight of the U.S. housing market stabilization, economic recovery and foreclosure prevention initiatives established through the Troubled Asset Relief Program, from November 2009 to December 2011. From December 2007 to November 2009, Ms. Caldwell was the President and Chief Executive Officer of the Washington Area Women's Foundation. Prior to such time, Ms. Caldwell held various leadership roles in commercial real estate finance during her eleven years at Bank of America until her retirement from Bank of America in 2007, serving most recently as President of Community Development Banking. Since January 2014, Ms. Caldwell has served as an independent director of both American Capital Senior Floating, Ltd., a publicly traded business development company, and City First Bank of DC. Ms. Caldwell has also served on the boards of numerous non-profit organizations engaged in housing and community development finance. Ms. Caldwell received her Master of Business Administration from the Robert H. Smith School of Business at the University of Maryland, College Park and holds a Bachelor of Arts in Sociology, also from the University of Maryland.

Ms. Caldwell was selected to serve as a member of our Board of Directors due to her extensive experience in the housing and financial services industries, both in the private sector and as a senior government official, and her experience as a board member of another public company in the financial services industry.

Alan J. Bowers. Mr. Bowers has served as a Director of Ocwen since May 2015. Mr. Bowers is also a Director of Walker & Dunlop, Inc., a publicly traded commercial real estate finance company, since December 2010, serves as its Lead Director, and serves on its Audit Committee and its Nominating and Corporate Governance Committee (Chairman). Mr. Bowers also serves on the board and as Audit Committee Chairman of La Quinta Inns & Suites, a publicly traded hotel chain. Mr. Bowers previously served on the Board of Quadel Consulting Corp., a privately-held government contract manager and consulting firm from July 2005 to June 2015 and as Audit Chair of American Achievement Corp., a privately-held manufacturer and distributer of graduation products from August 2006 to March 2016. Prior to Mr. Bowers' retirement in 2005, he was the President and Chief Executive Officer and a board member of Cape Success, LLC, a private equity-backed staffing service and information technology solutions business, from 2001 to 2004. Mr. Bowers was also the President and Chief Executive Officer and a board member of MarketSource Corporation, a marketing and sales support service firm, from 2000 to 2001, and of MBL Life Assurance Corporation, a life insurance company, from 1995 to 1999. Mr. Bowers previously served on the boards and as Audit Committee Chairman of Refrigerated Holdings, Inc., a temperature controlled logistics firm (from January 2009 to April 2013); Roadlink Inc., a trucking and logistics firm (from February 2010 to April 2013); and Fastfrate Holdings, Inc., a Canadian trucking and logistics firm (from July 2008 to June 2011), each a privately held company. Mr. Bowers has been a Certified

Public Accountant since 1978 and served as Staff Auditor, Audit Partner and Managing Partner, serving a diverse client base during his tenure at Coopers & Lybrand, L.L.P. from 1978 to 1995 and as a Staff Accountant with Laventhol & Horwath, CPAs from 1976 to 1978. Mr. Bowers received his Bachelor of Science in Accounting from Montclair State University and his Master of Business Administration from St. John's University.

Mr. Bowers brings to our Board over thirty years of experience in accounting and executive management, including experience on the audit committees of private companies and Securities and Exchange Commission registrants. Mr. Bowers' accounting expertise and diverse corporate management experience are assets to our Board.

Jacques J. Busquet. Mr. Busquet has served as a Director of Ocwen since January 2016. Mr. Busquet was formerly Chief Risk Officer and Managing Director of Natixis North America LLC and a member of the Executive Committee from April 2008 to February 2015. Prior to that, Mr. Busquet was Executive Vice President and member of the Executive Committee of Calyon Americas (formerly Credit Lyonnais Americas) in charge of Risks, Compliance, Legal, Regulatory Affairs and Asset Recovery from 1998 to March 2008. Since July 1, 2016, Mr. Busquet has served as a director of Mizuho Americas LLC, the US Bank Holding Company of Mizuho Financial Group, Inc. Since 2005, Mr. Busquet has served as a director of Prolitec Inc., a privately-held commercial air scenting company. From 2012 to March 2015, Mr. Busquet was a trustee of the Institute of International Bankers. From 2003 to 2009, Mr. Busquet was a trustee of the African Wildlife Foundation and the Chair of its Audit Committee for two years.  Mr. Busquet has a Master of Business Administration in Finance from each of The Wharton School of the University of Pennsylvania and Hautes Études Commerciales (HEC), Paris.

With his broad experience as an officer in charge of risks in his prior positions, Mr. Busquet brings to our Board valuable insight into risk management and compliance issues. His experience working in financial institutions provides him with a deep understanding of the financial services industry. We also benefit from his corporate management experience.

Ronald M. Faris. Mr. Faris has served as a Director of Ocwen since May 2003, as the President of Ocwen since March 2001 and as Chief Executive Officer since October 2010. Mr. Faris served as Executive Vice President of Ocwen from May 1998 to March 2001, as Senior Vice President from May 1997 to May 1998 and as Vice President and Chief Accounting Officer of Ocwen from June 1995 to May 1997. From March 1991 to July 1994, he served as Controller for a subsidiary of Ocwen. From 1986 to 1991, Mr. Faris was a Vice President with Kidder, Peabody & Co., Inc. and from 1984 to 1986 worked in the General Audit Department of PricewaterhouseCoopers LLP. He holds a Bachelor of Science in Accounting from The Pennsylvania State University.

With over twenty-five years of experience and through various roles within Ocwen, particularly over the past sixteen years serving as President of the Company and more recently as our Chief Executive Officer, Mr. Faris has acquired an intimate knowledge of our business and plays an active role in the day-to-day management of our operations. Mr. Faris is uniquely well-positioned to provide our Board of Directors critical insight into company-specific issues. Mr. Faris does not sit on any other public company boards.

Carol J. Galante. Ms. Galante has served as a Director of Ocwen since February 2016. She is currently the I. Donald Terner Distinguished Professor in Affordable Housing and Urban Policy and the Faculty Director of the Terner Center for Housing Innovation and Co-Chair of the Policy Advisory Board of the Fisher Center of Real Estate and Urban Economics at the University of California, Berkeley. Ms. Galante served in the Obama Administration as the Commissioner of the Federal Housing Administration (FHA) and as Assistant Secretary for Housing from July 2011 to October 2014 (Acting Assistant Secretary from July 2011 until confirmed by the U.S. Senate in December 2012), and as Deputy Assistant Secretary, Office of Multifamily Housing programs from May 2009 to July 2011. From 1996 to 2009, Ms. Galante was President and Chief Executive Officer of BRIDGE Housing Corporation, a non-profit developer of affordable, mixed-income and mixed-use developments in California. From 1987 to 1996, Ms. Galante was Executive Vice President of BRIDGE Housing Corporation. Ms. Galante has a Bachelor of Arts from Ohio Wesleyan University and a Master of City and Regional Planning from the University of California, Berkeley.

Ms. Galante was selected to serve on our Board because of her extensive knowledge of the housing industry as an academic, senior government official and officer of a non-profit developer. With her broad range of experience, Ms. Galante is able to offer valuable perspectives on the issues facing our business and industry.

Robert J. Lipstein. Mr. Lipstein was formerly a partner with KPMG LLP and served as the Global IT Partner in Charge of Business Services from 2014 to 2016 and as an Advisory Business Unit Partner in Charge for its Mid-Atlantic Region from 2009 to 2014. His career at KPMG LLP began in 1977. In January 2017, he became a director at Cross Country Consulting, a privately-held consulting firm that focuses on corporate advisory services. Since January 2013, he has served as an Advisory

Board Member of the Weinberg Center for Corporate Governance at the University of Delaware. Mr. Lipstein has a Bachelor of Science in Accounting from the University of Delaware.

Mr. Lipstein was selected to serve on our Board of Directors because he brings over thirty years of diversified experience in various business roles, including leadership in audit, corporate governance, information technology and enterprise risk management. While serving in these leadership roles, Mr. Lipstein had the opportunity to gain relevant experience by counseling various companies in the financial services industry.

Robert A. Salcetti. Mr. Salcetti has served as a Director of Ocwen since January 2011. Mr. Salcetti previously served as a Managing Director at JPMorgan Chase from 1996 to 2008. Prior to his tenure at JPMorgan Chase, Mr. Salcetti held the position of Managing Director at Chase Manhattan Bank and Senior Vice President of TCB/Chemical Bank and its predecessor, Texas Commercial Bank.  Mr. Salcetti earned a degree of Bachelor of Science in Business Administration from Carlow College in Pittsburgh, Pennsylvania. Mr. Salcetti has served on the Board of Directors of Dynex Capital Inc., a publicly traded real estate investment trust, since December 2013 where he serves on the Audit and Compensation Committees. Mr. Salcetti served on the Board of Directors of Cherry Hill Mortgage Investment Corporation, a publicly traded residential real estate finance company, from October 2013 to June 2015 where he served as a member of the Audit, Compensation and Nomination/Governance Committees.

Mr. Salcetti was selected to serve as a member of our Board of Directors because he brings over thirty-five years of experience in the financial services and mortgage industry sectors. With his extensive experience, which includes leading operations that designed, provided and managed credit facilities for loan warehousing financing, advances and mortgage servicing rights financing, Mr. Salcetti is able to offer guidance to the Board of Directors from both an operational and strategic perspective.

DeForest B. Soaries Jr. Dr. Soaries has served as a Director of Ocwen since January 2015. Dr. Soaries has served as Senior Pastor of First Baptist Church of Lincoln Gardens since 1990. He formerly served as New Jersey Secretary of State from 1999 to 2002 and as Chairman of the United States Election Assistance Commission from 2004 to 2005. Dr. Soaries was a director of New Era Bank from 1996 to 1998. He currently serves as an independent director at Independence Realty Trust, a publicly traded real estate investment trust, a position he has held since February 2011 and is Chairman of the Compensation Committee. Dr. Soaries has also served as an independent director of the Federal Home Loan Bank of New York since January 2009, where he is Vice Chairman of the Compensation and Human Resources Committee and also serves as a member of the Technology Committee and the Housing Committee. Dr. Soaries earned a Bachelor of Arts from Fordham University, a Master of Divinity from Princeton Theological Seminary and a Doctor of Ministry from United Theological Seminary.

Dr. Soaries was selected to serve as a member of our Board of Directors due to his experience in the financial services industry, including as a board member of a public financial services company. Dr. Soaries brings a unique perspective as a religious and community leader focused on the issues facing struggling borrowers and communities.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR ALL” OF THE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of the shareholders. Each director is expected to dedicate sufficient time, energy and attention to ensure diligent performance of his or her duties, including by attending annual and special meetings of the shareholders of the Company, and meetings of the Board and Committees of which he or she is a member.

Our Board of Directors held twenty-one meetings and acted by unanimous written consent one time in 2016. Each incumbent director attended at least 75% of the aggregate of these meetings and all meetings held by all committees of our Board of Directors on which he or she served during 2016. Directors are expected to attend the annual meeting of shareholders and a director who is unable to attend a meeting is expected to notify the Company Secretary in advance of such meeting. Our 2016 Annual Meeting of Shareholders was attended by all directors in office on the date thereof.

Director Independence

Our Corporate Governance Guidelines provide that a majority of our Board of Directors must be independent in accordance with the listing standards of the New York Stock Exchange.

Our Nomination/Governance Committee and the Board of Directors review independence upon appointment and annually review the direct and indirect relationships that each director has with Ocwen based in part on responses provided by our directors to a questionnaire that incorporates the independence standards established by the New York Stock Exchange. Only those directors who satisfy the independence standards and who are determined by our Board of Directors to have no material relationship with Ocwen (either directly or as a partner, shareholder or officer of an organization that has a relationship with Ocwen) are considered independent. Following the Nomination/Governance Committee’s review and findings, the Nomination/Governance Committee and our Board of Directors have determined that each of Mses. Caldwell and Galante and Messrs. Bowers, Busquet, Korn, Lipstein and Salcetti and Dr. Soaries are independent directors.

Annual Board Evaluation

Our Corporate Governance Guidelines and Nomination/Governance Committee Charter provide that the Nomination/Governance Committee will oversee an annual self-assessment of the performance of the Board of Directors as a whole, performance of each individual director, as well as the performance of each committee of the Board of Directors. The evaluations are designed to assess whether the Board of Directors and its committees function effectively and make valuable contributions and to identify opportunities for improving their operations and procedures. Our 2016 performance self-assessments were conducted in the first quarter of 2017.

Board Leadership Structure

Our Board of Directors does not believe that it is in the best interests of the Company and our shareholders to mandate the separation of the offices of Chairman of the Board of Directors and Chief Executive Officer. Rather, our Board of Directors retains the discretion to make determinations on this matter from time to time as may be in the best interests of the Company and our shareholders. The Board of Directors currently believes that separating the positions of Chief Executive Officer and Chairman is the best structure to fit the Company’s needs. As our President and Chief Executive Officer, Mr. Faris is responsible for our day-to-day operations and for formulating and executing our long-term strategies in collaboration with the Board of Directors. As Chair of the Board, Ms. Caldwell leads the Board of Directors and oversees Board meetings and the delivery of information necessary for the Board’s informed decision-making.

Committees of the Board of Directors

Our Board of Directors has established the following standing committees: an Audit Committee, a Compensation Committee, a Nomination/Governance Committee, a Compliance Committee, a Risk Committee, an Independent Review Committee, and an Executive Committee. The table below lists the current members of each of these committees. A brief description of each committee is provided below the table.

Name	Age(1)	Director Since	Audit Committee	Compensation Committee	Nomination/ Governance Committee	Compliance Committee	Risk Committee	Independent Review Committee	Executive Committee
Alan J. Bowers	62	2015	X(2)				X	X
Jacques J. Busquet	68	2016		X		X	X(2)
Phyllis R. Caldwell	57	2015			X(2)	X			X(2)
Ronald M. Faris	54	2003							X
Carol J. Galante	62	2016			X
Ronald J. Korn	77	2003	X	X	X
Robert J. Lipstein	61	2017
Robert A. Salcetti	62	2011	X			X(2)		X	X
DeForest B. Soaries, Jr.	65	2015		X(2)			X	X(2)

(1)	As of April 10, 2017

(2)	Committee Chair

Audit Committee. The Audit Committee of our Board of Directors oversees the relationship with our independent registered public accounting firm, reviews and advises our Board of Directors with respect to matters involving accounting, auditing, financial reporting and internal control, among other things. Audit Committee oversight also includes the evaluation of significant matters relating to the financial reporting process and our system of internal accounting controls. Additionally, the Audit Committee reviews the scope and results of the annual audit conducted by the independent registered public accounting firm.

The current members of the Audit Committee are Messrs. Bowers (Chairman), Korn and Salcetti. Each member of our Audit Committee (i) is independent as independence for audit committee members is defined in the listing standards of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, (ii) is financially literate, (iii) possesses accounting or related financial management expertise within the meaning of the listing standards of the New York Stock Exchange and (iv) qualifies as an audit committee financial expert, as such term is defined in the applicable rules of the Securities and Exchange Commission. No current member of the Audit Committee serves on the audit committee of more than three public companies.

Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com. The Audit Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met eleven times in 2016 and acted once by written consent.

Compensation Committee. The Compensation Committee of our Board of Directors oversees our compensation and employee benefit plans and practices. Our Compensation Committee also evaluates and makes recommendations to our Board of Directors for human resource and compensation matters relating to our executive officers. The Compensation Committee reviews and approves all executive compensation plans, any executive severance or termination arrangements and any equity compensation plans that are not subject to shareholder approval. The Compensation Committee also reviews and approves corporate goals and objectives relevant to the compensation of our executive officers, including the President and Chief Executive Officer, evaluates our executive officers’ performance in light of those goals and objectives and approves our executive officers’ compensation based on their evaluations. The Compensation Committee is also empowered to review our other compensation plans including the goals and objectives thereof and to recommend changes to these plans to our Board of Directors as well as to administer grants under the 2007 Equity Incentive Plan under which no new awards will be granted after the 2017 Annual Meeting, if shareholders approve the 2017 Plan, as further described below. The Compensation Committee has the authority to, at the Company’s expense, retain compensation consultants, independent counsel or other advisers as it deems necessary in connection with its responsibilities. The Compensation Committee may request that any of our directors, officers or employees, or other persons attend its meetings to provide advice, counsel or pertinent information as the Committee requests. The Compensation Committee may form and delegate authority to subcommittees when it deems it to be appropriate. The role of the Compensation Committee and our processes and procedures for the consideration and determination of executive and director compensation are described in more detail below under “Board of Directors Compensation” and “Compensation Discussion and Analysis,” respectively.

The current members of the Compensation Committee are Dr. Soaries (Chairman) and Messrs. Busquet and Korn. Each of these directors is independent as independence for Compensation Committee members is defined in the listing standards of the New York Stock Exchange. In addition, each member of the Compensation Committee also qualifies as a “non-employee” director as defined in Rule 16b-3 of the Securities and Exchange Commission and as an “outside” director within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”).

Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com. The Compensation Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met twelve times in 2016.

Compensation Committee Interlocks and Insider Participation. Dr. Soaries and Messrs. Korn and Busquet served as members of the Compensation Committee during 2016. None of such members were, at any time during the 2016 fiscal year or at any previous time, an officer or employee of the Company. None of our executive officers have served on the Board of Directors or Compensation Committee of any other entity that has or had one or more executive officers who served as a member of our Board of Directors or our Compensation Committee during the 2016 fiscal year. No member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K. See “Business Relationships and Related Party Transactions.”

Nomination/Governance Committee. The Nomination/Governance Committee of our Board of Directors makes recommendations to our Board of Directors of candidates to serve as Directors and Committee members for our Board of Directors, advises our Board of Directors with respect to director composition, procedures and committees, develops and presents our Board of Directors with a set of corporate governance principles and oversees the evaluation of our Board of Directors and our management.

The current members of the Nomination/Governance Committee are Ms. Caldwell (Chair), Ms. Galante and Mr. Korn. Each member of our Nomination/Governance Committee is independent as defined in the listing standards of the New York Stock Exchange.

Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com. The Nomination/Governance Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met seven times in 2016.

Compliance Committee. The Compliance Committee of our Board of Directors provides assistance to the Board of Directors with (i) establishment and oversight of our compliance function, including our compliance management system, and (ii) oversight of our compliance with applicable laws, rules and regulations governing our consumer-oriented businesses, including Federal consumer financial laws and applicable state laws.

The current members of the Compliance Committee are Messrs. Salcetti (Chairman) and Busquet, and Ms. Caldwell, all of whom are independent directors as defined in the listing standards of the New York Stock Exchange. Dr. Soaries served on our Compliance Committee from February 2015 to February 2016, at which time he was replaced by Mr. Busquet and Dr. Soaries joined the Risk Committee.

Our Compliance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com. The Compliance Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met nine times in 2016.

Risk Committee. The Risk Committee of our Board of Directors assists the Board of Directors in fulfilling its oversight responsibility with respect to the Company’s enterprise risk management function. The Committee is responsible for ensuring that management has (1) identified the relevant risks that could affect the ability of the Company to achieve its strategies and preserve its assets and (2) established an enterprise risk management infrastructure, which includes the people, processes and technology to identify, measure, monitor and report on the risks the Company faces. The Committee is responsible for reviewing management’s processes for assessing and managing risk, and management’s implementation thereof, and for providing guidance to management with respect thereto.

The Risk Committee was established in February 2016. The current members of the Risk Committee are Messrs. Busquet (Chairman) and Bowers and Dr. Soaries.

Our Risk Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com. The Risk Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter will be amended and the revised version posted on our website. This Committee met four times in 2016.

Independent Review Committee. The Independent Review Committee of our Board of Directors provides assistance to the Board of Directors with the review, approval and oversight of related party transactions pursuant to our Related Party Transactions Approval Policy.

The current members of the Independent Review Committee are Dr. Soaries (Chairman) and Messrs. Bowers and Salcetti, all of whom are independent directors as defined in the listing standards of the New York Stock Exchange.

Our Independent Review Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com. The Independent Review Committee generally reviews its charter annually and occasionally reviews it more frequently. When circumstances require, the charter is amended and the revised version posted on our website. This Committee met seven times in 2016.

Executive Committee. Our Executive Committee is generally responsible to act on behalf of our Board of Directors during the intervals between meetings of our Board of Directors. The current members of the Executive Committee are Ms. Caldwell (Chair) and Messrs. Faris and Salcetti.

In addition to the standing committees, the Board of Directors also had a Special Litigation Committee.

Special Litigation Committee. The Special Litigation Committee was created by a vote of the independent members of the Board of Directors to evaluate a number of shareholder demand letters and was vested with the authority to determine a course of action regarding those demands. In March 2017, the independent members of the Board of Directors determined that the Committee had completed its work and dissolved the Committee.

The members of the Special Litigation Committee were Mr. Bowers (Chairman) and Dr. Soaries and Ms. Caldwell. Each member of our Special Litigation Committee was independent as defined in the listing standards of the New York Stock Exchange.

As of the date of this Proxy Statement, replacements for the committee positions currently held by Mr. Korn have not been determined by the Board of Directors. The Board of Directors intends to make such replacements no later than the meeting of the Board of Directors occurring immediately following the Annual Meeting. When such appointments are made, they will be posted on our website.

Director Nomination Process

The Nomination/Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are anticipated. At that time, various potential candidates for director are identified. Candidates may come to the attention of the Nomination/Governance Committee through current Board of Directors members, professional search firms, shareholders or industry sources.

Since January 1, 2015, the Nomination/Governance Committee has recommended, and the Board of Directors has appointed, six new independent directors, including two new independent directors appointed in 2016 and one new independent director appointed in 2017. Effective May 22, 2017, the size of our Board of Directors will be fixed at eight, seven of whom are independent directors.

It is the policy of our Nomination/Governance Committee to consider candidates for Director recommended by shareholders, but the Nomination/Governance Committee has no obligation to recommend such candidates. In evaluating all nominees for Director, our Nomination/Governance Committee takes into account the applicable requirements for directors under the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. In addition, our Nomination/Governance Committee takes into account our best interests, as well as such factors as experience, knowledge, skills, expertise, integrity, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness and ability to devote adequate time and effort to Board responsibilities and the interplay of the candidate’s experience with the background of other members of our Board of Directors. We generally require that directors who have reached the age of seventy-eight will not be nominated, although this requirement may be waived in particular cases at the discretion of the Board of Directors. We also consider the number of other boards on which a nominee sits. The Company’s general policy is to limit the number of other public company boards of directors upon which a director may sit to four. The Board of Directors retains discretion to appoint or nominate for election by the shareholders individuals who sit on more than four other public company boards of directors if the Board of Directors considers the addition of such individual to the Board of Directors to be in the best interests of the Company and its shareholders. Our Nomination/Governance Committee evaluates all of the factors outlined above, including willingness and ability to devote adequate time and effort to Board responsibilities, and recommends candidates that it believes will enhance our Board of Directors and benefit the Company and our shareholders. A copy of our Corporate Governance Guidelines is available on our website at www.ocwen.com.

Pursuant to the Board of Director’s Diversity Policy, the Nomination/Governance Committee considers diversity when it recommends director nominees to the Board of Directors. We view diversity in an expansive way to include differences in prior work experience, viewpoint, education and skill set. In particular, the Nomination/Governance Committee considers diversity in professional experience, skills, expertise, training, broad-based business knowledge and understanding of the Company’s business environment when recommending director nominees to the Board of Directors with the objective of achieving a Board with diverse business and educational backgrounds. Board members should have individual backgrounds that, when combined, provide a portfolio of experience and knowledge that will serve the Company’s governance and strategic needs. The Nomination/Governance Committee reviews the skills and attributes of Board members within the context of the current make-up of the full Board of Directors from time-to-time, as appropriate. The Nomination/Governance Committee does not discriminate against candidates for the Board of Directors based on race, color, religion, sex, sexual orientation or national origin.

In evaluating a particular candidate, the Nomination/Governance Committee will consider factors other than the candidate’s qualifications, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee and other expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nomination/Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nomination/Governance Committee, and others as appropriate, interview prospective nominees. After completing this evaluation and interview, the Nomination/Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors determines the nominees after considering the recommendation and report of the Nomination/Governance Committee. Should a shareholder recommend a candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other nominee. To date, no shareholder or group of shareholders owning more than five percent of our common stock has put forth any Director nominees for the Annual Meeting.

If you wish to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you may do so by writing to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. You should provide each proposed nominee’s name, biographical data and qualifications, as well as a detailed explanation as to why such proposed nominee should be a director. Your recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a Director. Shareholders who desire to recommend director candidates for consideration by our Board of Directors in connection with the next annual meeting of shareholders should submit their written recommendation in the manner described in Section 2.2 of our Bylaws, and as described further under “Submission of Shareholder Proposals for 2018 Annual Meeting.”

Prohibition against Short Sales, Hedging and Margin Accounts

Our Insider Trading Prevention Policy prohibits any director, officer or employee from engaging in any short sale of the Company’s stock, establishing and using a margin account with a broker-dealer for the purpose of buying or selling Company stock, or buying or selling puts or calls on the Company’s stock. This policy is designed to encourage investment in the Company’s stock for the long term, on a buy and hold basis, and to discourage active trading or short-term speculation.

Corporate Governance Guidelines

The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for us and our Board of Directors to help ensure effective corporate governance. The Corporate Governance Guidelines cover topics such as director qualifications, board of director and committee composition, director responsibilities, director access to management and independent advisers, director compensation, director orientation and continuing education, management succession and annual performance appraisal of the Board of Directors.

Our Corporate Governance Guidelines are available on our website at www.ocwen.com. Our Nomination/Governance Committee reviews our Corporate Governance Guidelines annually and recommends amendments to the Board of Directors for approval.

The Board of Directors has also adopted a Clawback Policy as further described under “Clawback Policy” in the “Executive Compensation” section below.

Executive Sessions of Non-Management Directors

Ms. Caldwell chairs executive sessions. Our non-management directors met in executive session without management six times in 2016.

Communications with Directors

If you desire to communicate with our Board of Directors or any individual director regarding Ocwen, you may do so by writing to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. You may communicate anonymously or confidentially and may also indicate whether you are a shareholder, customer, supplier, or other interested party.

Communications received in writing are distributed to our Board of Directors or to individual directors, as the General Counsel and Secretary deems appropriate, depending on the facts and circumstances outlined in the communication received. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as:

•	Service or product complaints

•	Service or product inquiries

•	New service or product suggestions

•	Resumes and other forms of job inquiries

•	Surveys

•	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

You may also communicate online with our Board of Directors as a group at http://shareholders.ocwen.com/contactBoard.cfm.
Shareholders and other interested parties may communicate directly with the Audit Committee and the non-management directors of the Board of Directors by calling our hotline, which is administered by a third party, at 1-800-884-0953. The Chair of the Audit Committee has been designated to receive such communications.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees as required by the New York Stock Exchange rules. We have also adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. Any waivers from either the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers must be approved by our Board of Directors or a Board Committee and must be promptly disclosed. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our web site at www.ocwen.com. Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under the rules of the Securities and Exchange Commission or the New York Stock Exchange, will be posted on our website.

Risk Management and Oversight Process

One of our Board of Directors’ key responsibilities is the oversight of risk associated with the Company. Certain of these responsibilities have been delegated to specific Committees, in which case, the Board oversees the work of the Committee. In February 2016, we established a Risk Committee, which is responsible for reviewing the Company’s enterprise risk management framework, meeting with the Chief Risk Officer to discuss risk exposures and mitigation plans and coordinating with other Committee chairs on areas where the substance of their activities overlap. Prior to February 2016, the Board performed these activities. The Audit Committee monitors the Company’s financial risks through regular reviews of the

Company’s financial activities with management and internal and external auditors. The Nomination/Governance Committee monitors the Company’s governance and succession risk by regular review with management. The Compensation Committee monitors the Company’s compensation policies and related risks by regular reviews with management. The Compliance Committee monitors the Company’s regulatory compliance risks by regular reviews with management. The Independent Review Committee reviews and approves related party transactions. The Board of Directors’ role in risk oversight is consistent with the Company’s leadership structure with the President and Chief Executive Officer and other members of senior management, including our Chief Risk Officer and our Chief Compliance Officer, having responsibility for assessing and managing the Company’s risk exposure, and the Board of Directors and its Committees providing oversight in connection with these efforts.

BOARD OF DIRECTORS COMPENSATION

The following table discloses compensation received for fiscal year 2016 by each member of our Board of Directors who was not employed by us or one of our subsidiaries and who served as a director during fiscal year 2016 (our “non-management directors”).

Name	Fees Earned Or Paid in Cash ($)	Stock Awards(1)(2)(3)(4) ($)	Total ($)
Phyllis R. Caldwell	137,080	40,000	177,080
Alan J. Bowers	130,968	40,000	170,968
Jacques J. Busquet	103,441	57,612(5)	161,053
Carol J. Galante	59,038	53,487(6)	112,525
Ronald J. Korn	82,500	40,000	122,500
Robert A. Salcetti	90,000	—	90,000
DeForest B. Soaries, Jr.	117,713	—	117,713

(1)
Amounts reported for stock awards represent the aggregate grant date fair value of awards granted during fiscal 2016 under the 1996 Stock Plan for Directors (the “1996 Directors Plan”), computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. We based the grant date fair value of stock awards on the average of the high and low sales prices of our common stock on the New York Stock Exchange on the date of grant of the awards.

(2)
On May 11, 2016, the directors received the following awards under the 1996 Directors Plan, each having a grant date fair value totaling $40,000 for their service for the 2016-2017 term: Ms. Caldwell and Ms. Galante as well as Messrs. Bowers, Busquet and Korn each received 19,901 restricted shares of common stock. Mr. Salcetti and Dr. Soaries each received 19,901 restricted share units as a result of their election to defer receipt of their equity compensation pursuant to the Deferral Plan for Directors as discussed below.

(3)	Each of our non-management directors will also receive $60,000 payable in cash, as discussed in further detail in the “Equity Compensation” section below.

(4)	Our non-management directors have no shares subject to option awards outstanding as of December 31, 2016.

(5)
Mr. Busquet, who was appointed as a member of the Board on January 20, 2016, received 7,369 restricted shares of common stock, with a grant date fair value of $17,612, for his service effective from the date of appointment through the unexpired portion of the 2015-2016 term.

(6)
Ms. Galante, who was appointed as a member of the Board on February 27, 2016, received 5,643 restricted shares of common stock, with a grant date fair value of $13,487, for her service effective from the date of appointment through the unexpired portion of the 2015-2016 term.

Standard Compensation Arrangements for Non-Management Directors

The Compensation Committee has the responsibility for recommending to the Board of Directors the form and amount of compensation for our non-management directors. Our management director does not receive an annual retainer or any other compensation for his service on the Board of Directors. Non-management directors receive the following compensation for their services on the Board of Directors.

Cash Compensation

We provide the following annual cash compensation to our non-management directors in quarterly installments:

•	a retainer of $70,000;

•	an additional $30,000 to the Chair of the Board (increased to $75,000 effective December 6, 2016);

•	an additional $30,000 to the Audit Committee and Compliance Committee Chairs;

•	an additional $20,000 to the Special Litigation Committee Chair;

•	an additional $15,000 to all Committee Chairs (other than the Audit Committee, Compliance Committee and Special Litigation Committee Chairs);

•	an additional $12,500 to all Audit Committee, Compliance Committee, Risk Committee and Special Litigation Committee members (other than the Chairs) and;

•	an additional $7,500 to all Independent Review Committee members (other than the Chairs).

As previously mentioned in the “Committees of the Board of Directors” section, the Special Litigation Committee was dissolved effective March 2017.

Equity Compensation

Under the 1996 Directors Plan, we have provided our non-management directors an annual award of restricted shares of common stock for their service on our Board of Directors from the date of their election to the anniversary of the date of our previous year’s annual meeting of shareholders. The restricted shares have been granted each year following the annual meeting of shareholders to each non-management director who is elected to the Board of Directors. The intended grant date fair value of the annual award for each non-management director is $100,000. Following the 2016 Annual Shareholder Meeting, there were insufficient shares of common stock available to cover the equity awards otherwise contemplated by the 1996 Directors Plan. In May 2016, our Compensation Committee approved the grant date value of the annual equity compensation for non-management directors at $40,000 for the grants in connection with the Company’s 2016 annual meeting. To make up the difference between the grant date value of those awards and the intended $100,000 value, the Compensation Committee approved that each non-management director would be paid $60,000 in cash when the restricted stock awarded in connection with the Company’s 2016 annual meeting vests. Such restricted stock awards are scheduled to vest on June 1, 2017. The number of shares of common stock that were to be awarded was determined based on the average of the high and low prices of a share of common stock as reported on the New York Stock Exchange on the date of grant.

A non-management directors’ right to ownership in shares of restricted stock granted under the 1996 Directors Plan vests on the first day of the month immediately following the expiration of the restriction period (which begins on the grant date and continues through the last day of the grant year) for such shares if the director has attended an aggregate of at least seventy-five percent of all meetings of the Board of Directors and committees of which the director is a member during such period. In the event that the director has attended less than an aggregate of at least seventy-five percent of all such meetings, such director’s right to ownership will vest on a pro rata basis according to the director’s actual attendance percentage, with the remaining shares forfeited. Shares of restricted stock are not transferable, are subject to forfeiture during the restriction period and are subject to a mandatory holding period thereafter, subject in each case to certain exceptions.

In December 2016, the Compensation Committee of the Board of Directors approved modifications to the Director Compensation Program, subject to shareholder approval of the 2017 Performance Incentive Plan (the “2017 Plan” described further in Proposal Five). Under the 2017 Plan, if approved by the shareholders, following the 2017 Annual Shareholder Meeting, each non-management member of the Board of Directors in office will be granted an equity award with a grant date fair value of $100,000. Vesting of the award will be the same as would have applied to the grants had they been made under the 1996 Directors Plan, however the post-vesting holding period provisions will not apply to the awards.

If shareholders approve the 2017 Plan, the equity awards will be granted in the form of restricted shares, or if directors have elected to defer their shares, the awards will be granted in the form of restricted stock units payable following the applicable deferral period in stock.

If shareholders do not approve the 2017 Plan, the Directors will receive cash in lieu of shares. Directors who deferred will received restricted stock units, but those units will provide for settlement in cash (based on the value of the shares at the time of payment after the applicable deferrable period).

Deferral Plan for Directors
The Deferral Plan for Directors provides non-management directors with the opportunity to defer the receipt of all or a portion of their equity compensation earned for their service as directors. The plan is administered by the Compensation Committee. Before the end of each calendar year, the non-management directors make an election to receive either all or a portion of the equity portion of their annual compensation for the following grant year in restricted stock or a credit to their deferral account for the number of share units equal to the number of shares of restricted stock granted to but not received by such director. Directors electing to defer receipt of equity will become vested in the share units and will receive dividend equivalents to the same extent as they would if the original award of restricted stock had not been deferred.

Each director electing deferral must specify the payment date at the time of election for any share units credited as a result of that election as either (i) the six-month anniversary of the director’s termination date or (ii) any other date elected by the director which is at least two years after the last day of the year of service for which the compensation was awarded. At least thirty days prior to payment of deferred compensation, a director shall elect to receive such payment in the form of either (i) cash in an amount equal to the fair market value of the number of whole and fractional share units credited to the deferral account or (ii) whole shares of common stock equal to the number of whole share units credited to the deferral account with fractional share units to be paid in cash.

Other Compensation Matters

Director compensation may be prorated for a director serving less than a full one-year term such as in the case of a director joining the Board of Directors after an annual meeting of shareholders. Directors are reimbursed for reasonable travel and other expenses incurred in connection with performing their duties, including attending meetings of the Board of Directors and its committees. Director compensation is subject to review and adjustment by the Board of Directors from time to time.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following table sets forth certain information with respect to each person who currently serves as one of our executive officers but does not serve on our Board of Directors. Our executive officers are appointed annually by our Board of Directors and generally serve at the discretion of our Board of Directors. There are no arrangements or understandings between us and any person for the appointment of any person as an executive officer. None of our directors and/or executive officers is related to any other director and/or executive officer of Ocwen or any of its subsidiaries by blood, marriage or adoption.

Name	Age(1)	Position(1)
Scott W. Anderson	48	Executive Vice President and Chief Servicing Officer
Michael R. Bourque, Jr.	39	Executive Vice President and Chief Financial Officer
John V. Britti	57	Executive Vice President and Chief Investment Officer
Catherine M. Dondzila	54	Senior Vice President and Chief Accounting Officer
Timothy M. Hayes	61	Executive Vice President and General Counsel
Otto J. Kumbar	52	Executive Vice President, Lending
Arthur C. Walker, Jr.	46	Senior Vice President, Global Tax

(1) All information set forth herein is as of April 10, 2017.

The principal occupation for at least the last five years, as well as certain other biographical information, for each of our Executive Officers who is not a director are set forth below.

Scott W. Anderson. Mr. Anderson has served as Executive Vice President and Chief Servicing Officer since 2009, and his career with Ocwen has spanned over twenty years. Prior to his current role, he served as Senior Vice President, Residential Assets since November 2001. Prior to joining Ocwen in November 1993, Mr. Anderson was employed by CIGNA. He holds a Bachelor of Arts in Economics from Bowdoin College.

Michael R. Bourque, Jr. Mr. Bourque has served as Executive Vice President and Chief Financial Officer since June 2014. Prior to joining Ocwen, Mr. Bourque spent fifteen years in various financial leadership positions in the General Electric Company, spanning both GE's industrial businesses as well as GE Capital. Most recently, from 2013 to April 2014, Mr. Bourque served as Chief Financial Officer for GE Distributed Power, a business within GE Power & Water. Prior to that he served in other CFO, financial planning and analysis and internal audit roles at General Electric. Mr. Bourque holds a Bachelor of Arts in Mathematics from the College of the Holy Cross in Worcester, Massachusetts, and a Master of Business Administration from The Wharton School of the University of Pennsylvania.

John V. Britti. Mr. Britti has served as Executive Vice President and Chief Investment Officer since June 2014. From September 2016 to February 2017 he served as the Interim Head of Risk Management. He previously served as Chief Financial Officer from March 2012 to June 2014 and Executive Vice President of Ocwen responsible for Finance and Business Development from January 2011 to March 2012. He has been with Ocwen since January 2011. Prior to joining Ocwen, Mr. Britti was Chief Operating Officer for mortgage insurer RMIC from 2005 to 2011. Mr. Britti held two positions at Freddie Mac as a Vice President running Field Sales and Pricing & Structured Transactions. Mr. Britti has also been a Vice President at Capital One running Thrift and Mortgage Operations. After business school, Mr. Britti worked at McKinsey & Company in its financial services industry group. He holds a Bachelor of Arts in Economics from the University of Maryland and a Master of Business Administration from Dartmouth’s Amos Tuck School.

Catherine M. Dondzila. Ms. Dondzila has served as Senior Vice President and Chief Accounting Officer of Ocwen since March 2013. Prior to joining Ocwen, Ms. Dondzila held various positions at Residential Capital LLC, including Controller and Chief Accounting Officer, from 2007 to February 2013, and served as Senior Vice President, Business Area Controller and Finance Transformation at Federal Home Loan Mortgage Corporation from 2004 to 2006, as Senior Managing Director, Business Unit Controller Fixed Income Sales and Trading at Bear Sterns & Co., Inc. from 1992 to 2004 and as Senior Manager at Deloitte & Touche from 1984 to 1991. Ms. Dondzila graduated from Washington University, St. Louis, with a Bachelor of Science in Business Administration with concentrations in Accounting and Finance.

Timothy M. Hayes. Mr. Hayes has served as Executive Vice President, General Counsel and Secretary of Ocwen since April 2013. Prior to this role, Mr. Hayes served as Chief of Staff to the Chief Executive Officer of Homeward Residential, Inc., a

subsidiary of Ocwen since June 2012. From January 2010 to November 2011, Mr. Hayes was Executive Vice President and General Counsel of the Financial Services Division of American International Group, Inc., and from July 2009 through January 2010 was General Counsel of American General Financial Services, Inc., a subsidiary of AIG. Mr. Hayes previously served as Executive Vice President and General Counsel of Citi Residential Lending, Inc., and predecessor companies from 2005 through 2008. Mr. Hayes previously served in other legal roles in the financial services industry. Mr. Hayes holds a Bachelor of Arts from the College of the Holy Cross and a Juris Doctor/Master of Business Administration from Southern Methodist University, and is a member of the State Bar of Texas.

Otto J. Kumbar. Mr. Kumbar has served as Executive Vice President, Lending since 2013 and as President of Ocwen Mortgage Services since August 2015. He previously served as President of Liberty Home Equity Solutions, Inc. since April 2010. Prior to his role with Liberty, he held a number of positions with Genworth Financial, Inc. including Managing Director for Latin America, Chief Executive Officer of Australia and Managing Director for Mortgage Insurance in Europe. Mr. Kumbar joined General Electric in 1985 and held various positions in numerous GE businesses including GE Plastics, Industrial Systems, Global Exchange Services and GE Mortgage Insurance. He holds a Bachelor of Science in Computer Science from Rensselaer Polytechnic Institute.

Arthur C. Walker, Jr. Mr. Walker serves as our Senior Vice President, Global Tax and has been with Ocwen since August 2013. In that capacity he leads all the tax department functions for Ocwen. Mr. Walker has over nineteen years of tax experience advising public companies on domestic and international tax matters. Prior to joining Ocwen, Mr. Walker was a tax partner with the law firm of Mayer Brown LLP and had been with Mayer Brown for fourteen years. Mr. Walker has advised companies in many different industries throughout his career including technology, software, service provider, pharmaceutical, financial services, transportation, healthcare, and manufacturing. His tax practice experience has included planning, intercompany transfer pricing, structuring / restructuring of business operations, offshore intangibles, contract manufacturing, cross-border financing, mergers and acquisitions, legislation, private letter rulings, examinations and administrative appeals. Mr. Walker holds a Bachelor of Science in Business Administration from Georgetown University’s McDonough School of Business and a Juris Doctor and Master of Laws in Taxation from Georgetown University Law Center.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND RELATED SHAREHOLDER MATTERS

Beneficial Ownership of Equity Securities

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by:

•	each of our directors and director nominees;

•	each named executive officer; and

•	all of our directors and current executive officers as a group.

Each of Ocwen’s directors, director nominees and named executive officers may be reached through Ocwen Corporate Headquarters at 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

The following table also sets forth information with respect to each person known by Ocwen to beneficially own more than five percent of the outstanding shares of its common stock.

The table is based upon information supplied to us by directors and executive officers and filings under the Securities Exchange Act of 1934, as amended. We have based our calculation of the percentage of beneficial ownership on 124,025,511 shares of our common stock outstanding as of the Record Date, unless otherwise noted.

Shares Beneficially Owned(1)
Name and Address of Beneficial Owner:	Amount of Beneficial Ownership	Percent of Class
William C. Erbey(2) P.O. Box 25437 Christiansted, VI 00824	21,437,182	16.81%
Putnam Investments LLC(3) One Post Office Square Boston, MA 02109	8,818,200	7.11%
The Vanguard Group(4) 100 Vanguard Boulevard Malvern, PA 19355	7,092,054	5.72%
Deer Park Road Management Company, LP(5) 1195 Bangtail Way Steamboat Springs, Colorado 80487	7,078,655	5.71%
D. John Devaney(6) 240 Crandon Boulevard, Suite 167 Key Biscayne, FL 33149	6,819,211	5.50%
BlackRock Inc.(7) 55 East 52nd Street New York, NY 10055	6,809,853	5.49%

Directors and Named Executive Officers:
Scott W. Anderson(8)	169,981	*
Michael R. Bourque, Jr.(9)	91,768	*
Alan J. Bowers	29,768	*
Jacques J. Busquet	27,270	*
Phyllis R. Caldwell	32,141	*
Ronald M. Faris(10)	1,972,878	1.57%
Carol J. Galante	25,544	*
Ronald J. Korn	54,452	*
Otto J. Kumbar(11)	171,048	*
Robert J. Lipstein	—	*
Robert A. Salcetti(12)	19,928	*
DeForest B. Soaries, Jr.(13)	—	*
Arthur C. Walker, Jr.(14)	61,481	*
All Current Directors and Executive Officers as a Group (16 persons)(15)	2,962,012	2.36%

*	Less than 1%

(1)
For purposes of this table, an individual is considered the beneficial owner of shares of common stock if he or she has the right to acquire within 60 days of March 28, 2017 such common stock and directly or indirectly has or shares voting power or investment power, as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the reported shares. No shares have been pledged as security by the named executive officers or directors.

(2)
Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2017 reporting securities deemed to be beneficially owned as of December 31, 2016. Includes 7,849,704 shares held by Munus L.P. (“Munus”), in which Mr. Erbey has a 0.1% general partner interest; Erbey Holding Corporation (“Erbey Holding”), a corporation wholly-owned by Mr. Erbey, has a 60% preferred limited partner interest and a 9.9% common limited partner interest; and The Community Foundation of West Georgia, Inc., a Georgia nonprofit corporation, has a 30% preferred limited partner interest, with no right to vote or control the assets of Munus. Also includes 1,000,000 shares held by Salt Pond Holdings, LLC (“Salt Pond”), a United States Virgin Islands limited liability company, of which the members are Erbey Holding (19.3%), Christiansted Trust (56.2%), a U.S. Virgin Islands trust (“C-Trust”) and Frederiksted Trust (24.5%). a U.S. Virgin Islands trust (the “F-Trust”). Mr. Erbey, E. Eliane Erbey (“Mrs. Erbey”), John Erbey (Mr. Erbey’s brother) and Salt Pond are the co-trustees of the C-Trust. Mr. Erbey, John Erbey and

Salt Pond are the co-trustees of the F-Trust. Also includes 9,014,852 shares held by Tribue Limited Partnership (“Tribue”), a United States Virgin Islands limited partnership in which Mr. Erbey has a 0.1% general partner interest, and Salt Pond has a 90% preferred limited partner interest and a 9.9% common limited partner interest. Also includes options to acquire 3,502,821 shares which are exercisable on or within 60 days from December 31, 2016. Mr. Erbey controls Munus, Caritas, the Trust, Salt Pond, Tribue and Erbey Holding and therefore is the beneficial owner of 17,864,556 shares held indirectly through these entities plus 69,805 shares held directly and options to acquire 3,502,821 shares. Mr. Erbey has sole voting and dispositive power over the 21,437,182 shares. Mr. Erbey is our former Executive Chairman.

(3)
Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2017, reporting securities deemed to be beneficially owned as of December 31, 2016, by Putnam Investments, LLC (“PI”), Putnam Investment Management, LLC (“PIM”), The Putnam Advisory Company, LLC (“PAC”) and the Putnam Capital Spectrum Fund (the “PCSF”). PI, wholly owns PIM, which is the investment adviser to the Putnam family of mutual funds, and PAC, which is the investment adviser to Putnam’s institutional clients. Both subsidiaries have dispositive power over the shares as investment managers. In the case of shares held by the Putnam mutual funds managed by PIM, the mutual funds, through their boards of trustees, have voting power. Unless otherwise indicated, PAC has sole voting power over the shares held by its institutional clients. As part of the Putnam Family of Funds and the 8,818,200 shares held by PIM, PCSF held 8,818,200 shares. The Schedule 13G/A reports PI and PIM as having sole dispositive power over 8,818,200 shares and PCSF as having sole voting and dispositive power over 8,818,200 shares.

(4)
Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2017, reporting securities deemed to be beneficially owned as of December 31, 2016, by The Vanguard Group, Inc.; Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 116,387 shares as a result of its serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is a beneficial owner of 9,760 shares of the Company as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group, Inc., has sole voting power over 121,587 shares, shared voting power over 4,560 shares, sole dispositive power over 6,971,107 shares and shared dispositive power over 120,947 shares.

(5)
Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 30, 2017, reporting securities deemed to be beneficially owned as of December 31, 2016, by Deer Park Road Management Company, LP (“Deer Park”); Deer Park Road Management GP, LLC (“DPRM”); Deer Park Road Corporation (“DPRC”); and Michael David Craig-Scheckman (“Mr. Craig-Scheckman”). Deer Park has shared voting and dispositive power of 7,078,655 shares. Deer Park serves as an investment adviser to STS Master Fund, Ltd. (the “STS Master Fund”) and SBF Opportunities Master Fund Limited (the “SBF Master Fund”), each of which is an exempted company organized under the laws of the Cayman Islands. In its capacity as an investment adviser to STS Master Fund and SBF Master Fund, Deer Park exercises voting and investment power over the 7,078,655 shares held in the accounts for each of STS Master Fund and SBF Master Fund. DPRM is the general partner of Deer Park. DPRC is the managing member of DPRM. Mr. Craig-Scheckman is the Chief Executive Officer of each of Deer Park and DPRC and the sole owner of DPRC.

(6)
Based solely on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2017, reporting securities deemed to be beneficially owned as of December 31, 2016, by D. John Devaney (“Devaney”), United Aviation Holdings, Inc. (“UAHI”), United Capital Markets Holdings, Inc. (“UCMHI”) and United Real Estate Ventures, Inc. (“UREVI”). Pursuant to the Schedule 13G/A, UCMHI is the beneficial owner of 178,648 shares of Ocwen indirectly through UAHI, a wholly-owned subsidiary of UCMHI. Devaney controls UREVI and UCMHI and therefore may be deemed to be the beneficial owner of 1,624,694 shares of Ocwen owned directly and indirectly by UREVI and UCMHI. Devaney may also be deemed to be the beneficial owner of 5,194,517 shares of Ocwen controlled personally and through retirement accounts. All figures are as of December 31, 2016. Devaney has sole voting power and dispositive power over 5,194,517 shares and shared voting and dispositive power over 6,819,211 shares.

(7)
Based solely on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 30, 2017, reporting securities deemed to be beneficially owned as of December 31, 2016, by BlackRock, Inc.  Pursuant to the Schedule 13G BlackRock, Inc. has sole voting power of 6,520,706 shares and sole dispositive power of 6,809,853 shares and is reporting beneficial ownership of the shares as the parent holding company or control person of BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock

Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., and BlackRock Investment Management, LLC.

(8)	Includes options to acquire 60,704 shares which are exercisable on or within 60 days of March 28, 2017.

(9)	Includes options to acquire 35,136 shares which are exercisable on or within 60 days of March 28, 2017.

(10)	Includes options to acquire 1,324,861 shares which are exercisable on or within 60 days of March 28, 2017. Also includes 115,582 shares jointly held by Mr. and Mrs. Ronald M. Faris.

(11)	Includes options to acquire 11,398 shares which are exercisable on or within 60 days of March 28, 2017.

(12)
Does not include 19,901 shares credited to Robert A. Salcetti, pursuant to the Deferral Plan for Directors, which are not settleable until the six-month anniversary of the director’s termination of service.

(13)
Does not include 32,141 shares credited to DeForest B. Soaries, Jr., of which 12,240 share are not settleable until the six-month anniversary of the director’s termination of service and 19,901 of which are not settleable until January 1, 2023.

(14)	Includes options to acquire 17,569 shares which are exercisable on or within 60 days of March 28, 2017.

(15)	Includes options to acquire 1,601,884 shares which are exercisable on or within 60 days of March 28, 2017.

Beneficial Ownership of Equity Securities of Subsidiary

The following table sets forth certain information regarding the beneficial ownership of preferred stock of our subsidiary, Ocwen Mortgage Servicing, Inc. (“OMS” and such stock, “OMS Preferred Stock”), as of the Record Date by (i) each of our directors and director nominees (ii) each named executive officer and (iii) all of our directors and current executive officers as a group. See “OMS Preferred Stock Plan” under “Compensation Discussion and Analysis” below for additional detail on OMS Preferred Stock.

Shares Beneficially Owned
Directors and Named Executive Officers:	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class (as of March 28, 2017)
Scott W. Anderson	—	—	—
Michael R. Bourque, Jr.	Class I Preferred	1,000	100%
Alan J. Bowers	—	—	—
Jacques J. Busquet	—	—	—
Phyllis R. Caldwell	—	—	—
Ronald M. Faris	—	—	—
Carol J. Galante	—	—	—
Ronald J. Korn	—	—	—
Otto J. Kumbar	Class M Preferred	1,000	100%
Robert J. Lipstein	—	—	—
Robert A. Salcetti	—	—	—
DeForest B. Soaries, Jr.	—	—	—
Arthur C. Walker, Jr.	Class B Preferred	1,000	100%
All Current Directors and Executive Officers as a Group (16 persons)	Class M Preferred	1,000	100%
All Current Directors and Executive Officers as a Group (16 persons)	Class I Preferred	1,000	100%
All Current Directors and Executive Officers as a Group (16 persons)	Class B Preferred	1,000	100%

Equity Compensation Plan Information

The following table sets forth information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance. As of the end of the most recently completed fiscal year, we did not maintain an equity compensation plan that had not previously been approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans(3) (#)
Equity compensation plans approved by security holders	10,510,449	9.88	3,953,918
Equity compensation plans not approved by security holders	--	--	--
Total	10,510,449	9.88	3,953,918

(1)	Includes 6,926,634 shares subject to outstanding stock option awards and 3,583,815 shares subject to outstanding restricted stock unit awards.

(2)	Calculated exclusive of outstanding restricted stock unit awards.

(3)
Represents 3,916,773 shares available for new award grants under the Company’s 2007 Equity Incentive Plan, and 37,145 shares available for new award grants under the Company’s 1996 Stock Plan for Directors, as of the end of the most recently completed fiscal year. The number of shares available under the 2007 Equity Incentive Plan may be used for any type of award authorized under the plan, including options, restricted stock, performance awards or other stock-based awards. The number of shares available for awards under the 1996 Stock Plan for Directors are available for restricted stock awards to directors. Each share issued under the 2007 Equity Incentive Plan pursuant to an award other than a stock option or other purchase right in which the participant pays the fair market value for such share measured as of the grant date, or appreciation right which is based upon the fair market value of a share as of the grant date, shall reduce the number of available shares by 1.42.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, we believe that all filing requirements applicable to our officers and directors and 10% beneficial owners were complied with during the 2016 fiscal year, except for two late Form 4 filings disclosing one transaction by Ms. Galante and one transaction by Mr. Busquet.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction, Philosophy and Objectives

We believe an effective executive compensation program is one that aligns the interests of executives and shareholders by rewarding performance that achieves or exceeds specific financial targets and strategic goals designed to improve shareholder value. In addition, executive compensation should promote individual service longevity through long-term incentive opportunities that are designed to reward consistent high-level financial performance. The Compensation Committee evaluates performance annually and compensation periodically to help ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive.

This Compensation Discussion and Analysis provides information regarding the following:

•	compensation for our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers who were serving as executive officers at the end of 2016;

•	overall objectives of our compensation program and what it is designed to reward;

•	each element of compensation that we provide;

•	reasons for the compensation decisions we have made regarding these individuals;

•	determinations of the amount for each element of compensation;

•	how each compensation element and our decisions regarding that element fit into our overall compensation objectives and affect decisions regarding other elements; and

•	our consideration of the results of the most recent shareholder advisory vote on executive compensation.

Our named executive officers for 2016 are as follows:

Name	Position
Ronald M. Faris	President and Chief Executive Officer
Michael R. Bourque, Jr.	Executive Vice President and Chief Financial Officer
Scott W. Anderson	Executive Vice President and Chief Servicing Officer
Otto J. Kumbar	Executive Vice President, Lending
Arthur C. Walker	Senior Vice President, Global Tax

2016 Corporate Performance Highlights

In a challenging environment, our President and Chief Executive Officer and our other named executive officers contributed significantly to the following 2016 corporate performance highlights:

•	Launched new vision and strategy - our goal is to be a world-class asset origination and servicing company that delivers service excellence to our customers and strong returns to our shareholders

•	Executed on our Cost Improvement Initiative - see Corporate Scorecard results below

•	Greatest Reduction in CFPB complaints of any large mortgage servicer - 35% decline in complaints from October-December 2015 to October-December 2016

•
S&P upgraded our servicer ratings from Below Average to Average in August 2016 citing our strengthened first and second lines of defense in risk management, good management and staff experience levels, manageable staff and management turnover rates and investment in, and continued strengthening, of staffing, technology and processes in the internal control environment among the reasons for the upgrade

•	Refinanced our corporate debt in December 2016 (senior secured term loan and high yield bonds)

•
Continued to outperform other mortgage servicers in assisting struggling homeowners to resume making affordable mortgage payments, including under the U.S. Treasury’s Making Home Affordable Program, which reduced delinquencies and improved cash flows for loan investors

Role of Compensation Consultant

Pursuant to its authority to retain independent counsel or other advisers as it deems necessary, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook & Co.”), an executive compensation consulting firm, in December 2014 to serve as its independent compensation consultant. FW Cook & Co. assisted and advised the Compensation Committee in 2016 and 2017 regarding the design of equity awards for executives, levels of executive management compensation, non-management director compensation structures and the design of the 2017 Plan.

FW Cook & Co. provides no other services to us or any of our affiliates other than the compensation consulting services for the Compensation Committee described above. The Compensation Committee has assessed the independence of FW Cook & Co. and has concluded that its engagement does not raise any conflict of interest with the Company or any of its directors or executive officers.

Except as otherwise noted in this Compensation Discussion and Analysis, the Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, the analysis and input from the Compensation Committee’s independent executive compensation consultant, as well as the Compensation Committee’s assessment of compensation trends.

Elements of Compensation

The principal elements of compensation for our named executive officers for 2016 include a base salary, an annual incentive opportunity and a long-term incentive opportunity through equity awards. This structure is intended to provide each executive officer with a competitive salary while emphasizing incentive compensation tied to the achievement of corporate goals, strategic initiatives, individual performance and share price goals. We have no employment agreements with our executive officers. We believe that our compensation structure is appropriate in light of our performance, our industry, the opportunities and challenges facing our business and the current business environment.

Compensation (including base salaries and annual incentives) of the President and Chief Executive Officer and our other named executive officers is reviewed periodically by the Compensation Committee. Adjustments are made by the Compensation Committee in its judgment, taking into account compensation arrangements for comparable positions at the peer group companies (discussed below), based on comparisons prepared by FW Cook & Co., individual performance of the executive officer, an assessment of the value of the individual’s performance going forward and compensation levels necessary to maintain and attract quality personnel. Compensation levels are also considered upon a promotion or other change in job responsibility.  Additionally, the Company considers feedback from shareholders, including feedback in the form of shareholder advisory votes on Ocwen’s executive compensation.  In 2016, the annual incentive for Mr. Faris was increased from $1,200,000 to $1,400,000 to provide target compensation that falls within the range of competitive market practice and to more closely align his compensation with the Company’s peer group median, as further described in “Setting Compensation Levels” below, based on comparisons prepared by FW Cook & Co.  Mr. Faris has over twenty-five years of experience at Ocwen. He has served in various roles within the Company, acquired an intimate knowledge of our business and plays an active role in the day-to-day management of our operations, helping guide the Company through a challenging environment over the past several years.  There were no other changes made to the annual compensation of the named executive officers during 2016.

Consideration of Shareholder Advisory Say-on-Pay Votes.  In recent years, shareholder feedback in the form of shareholder advisory votes on Ocwen’s executive compensation has been very positive.  At last year’s Annual Meeting of Shareholders, over 96% of votes cast on our Say-on-Pay proposal were in favor of our executive compensation.  At our 2015 and 2014 Annual Meetings of Shareholders, over 99% and over 97%, respectively, of votes cast on our Say-on-Pay proposal were in favor of our executive compensation.  As a result, the Compensation Committee has continued to apply the same principles and philosophy it has used in previous years in determining executive compensation levels, and the Compensation Committee and our Board of Directors will continue to consider shareholder feedback in the future.

Base Salary. The Compensation Committee sets the base salary of the President and Chief Executive Officer. The base salaries for all other named executive officers are determined by the Compensation Committee after taking into account recommendations from the President and Chief Executive Officer. The Senior Vice President, Human Resources assists the President and Chief Executive Officer and the Compensation Committee by providing them with market data and other reference materials.

Annual Incentive Compensation. Ocwen’s annual incentive compensation opportunity for eligible employees, including our executive officers, is provided under the 1998 Annual Incentive Plan, as amended, which has been approved by our shareholders. Awards under the plan are paid in cash or, in the Compensation Committee’s discretion, all or a portion of the total award value may be paid in the form of equity awards or our stock. Awards under the plan for 2016 were in the form of cash. The plan provides the Compensation Committee and our management with the authority to establish incentive award guidelines which are further discussed below. If equity awards are granted as payment of an award under the 1998 Annual Incentive Plan, they will be granted pursuant to the 2007 Equity Incentive Plan discussed below. Other equity awards may also be made under the 2007 Equity Incentive Plan as discussed below. As further described in the “Approval of 2017 Performance Incentive Plan” section of this proxy statement, if our shareholders approve the 2017 Plan, new equity-based awards will be granted under the 2017 Plan.

Each named executive officer has a target annual incentive award that is expressed as a percentage of total target compensation. The targeted percentage for each named executive officer was determined by the Compensation Committee based on its assessment of the nature and scope of each executive officer’s responsibilities and an assessment of compensation levels necessary to maintain and attract quality personnel. The table below reflects the percentage of each executive officer’s target total compensation in 2016 that was allocated to each of base salary and annual incentive compensation under the 1998 Annual Incentive Plan and each executive officer’s actual total compensation that was allocated to each of base salary and such annual incentive compensation.

Name	Base Salary in 2016	Target Incentive Compensation in 2016(1)	Base Salary % of Target Total Compensation in 2016	Annual Incentive Compensation % of Target Total Compensation in 2016	Base Salary % of Actual Total Compensation in 2016	Annual Incentive Compensation % of Actual Total Compensation in 2016
Ronald M. Faris	874,999	1,351,913	39%	61%	39%	61%
Michael R. Bourque, Jr.	500,000	250,000	67%	33%	62%	38%
Scott W. Anderson	500,000	500,000	50%	50%	46%	54%
Otto J. Kumbar	550,000	275,000	67%	33%	73%	27%
Arthur C. Walker	530,400	216,964	71%	29%	63%	37%

(1)	Reflects prorated annual incentive in 2016 for Mr. Faris based on the date of his annual incentive increase.

The Compensation Committee structures the annual incentive award opportunity under the 1998 Annual Incentive Plan to help motivate executives to achieve pre-established key performance indicators by rewarding the executives for such achievement. This is accomplished by utilizing a balanced scorecard methodology which incorporates multiple financial and non-financial performance indicators developed through our annual strategic planning process designed to enhance Company performance and long-term shareholder value. The incentive award for the President and Chief Executive Officer was determined by the Compensation Committee based on (i) the Company’s performance in meeting the objectives established in the corporate scorecard and (ii) a performance appraisal by the Compensation Committee. The incentive awards for our named executive officers other than the President and Chief Executive Officer were determined based on (i) the Company’s performance in meeting the objectives established in the corporate scorecard, (ii) performance within the business unit or support unit as expressed on each named executive officer’s personal scorecard (the Business Unit Scorecard), and (iii) a performance appraisal of the executive officer. For the 2016 service year, the applicable percentage weight assigned to each component of each executive officer’s incentive compensation award is detailed below:

Name	Corporate Scorecard Performance	Business Unit Scorecard Performance	Performance Appraisal
Ronald M. Faris	80%	n/a	20%
Michael R. Bourque, Jr.	40%	40%	20%
Scott W. Anderson	40%	40%	20%
Otto J. Kumbar	40%	40%	20%
Arthur C. Walker	30%	40%	30%

Corporate Scorecard. This corporate scorecard is approved annually by the Compensation Committee and is utilized by the Compensation Committee to assess the performance of the Company as a whole. In determining whether to approve the corporate scorecard each year, the Compensation Committee considers a number of factors, including whether the goals are consistent with and likely to enhance corporate performance and long-term shareholder value as well as the level of difficulty associated with attainment of each goal in the scorecard. The intent of the Compensation Committee is to establish the “target” goals at a level that is challenging to achieve, a “threshold” level for each goal that must be met in order for any portion of the incentive to be paid with respect to that goal, and a maximum or “outstanding” level for each goal that would result in payment of the maximum bonus opportunity with respect to that goal.  If the “threshold” level is achieved for a particular goal, 50% of the amount allocated to such goal will be earned, if the “target” level is achieved for a particular goal, 100% of the amount allocated to such goal will be earned and if the “outstanding” level is achieved for a particular goal, 150% of the amount allocated to such goal will be earned.  In the 2016 corporate scorecard, Earnings per Share was weighted at 20% and the remaining nine corporate objectives were equally weighted at 8.9 % each. Metrics within each objective are also equally weighted.

Our corporate scorecard for 2016 and corresponding achievement levels are detailed below:

2016 Corporate Scorecard Elements
Corporate Objectives		Achievement Levels			Level Achieved
		Threshold	Target	Outstanding
1.	Compliance and Risk Management
	1. Improve the use of Risk Appetite Framework Metrics	Discretion of Compensation Committee			Target
	2. Further improve identification of risks and controls and remediation of control weaknesses				Target
	3. Further improve Risk Management and reporting				Target
	4. Compliance plan execution				Target
2.	Risk Management, Compliance and Corporate Governance
	1. National Mortgage Settlement (NMS) Compliance	Discretion of Compensation Committee			Target
	2. New York Consent Order Compliance				Target
	3. Consumer Finance Protection Bureau (CFPB) compliance				Target
	4. Satisfactory regulatory exam management				Target
3.	Earnings Per Share	($1.79)	($1.63)	($1.47)	Target
4.	Growth
	1. Achieve growth in Mortgage Lending - Pre-tax Income Achieve growth in Mortgage Lending - Lock Volume	$27 M $7.11 B	$30 M $7.9 B	$33 M $8.69 B	Below Threshold Below Threshold
	2. Achieve growth in Auto Lending - Pre-tax Income Achieve growth in Auto Lending - Year-End Receivables	$5.49 M $407 M	$6.1 M $452 M	$6.71 M $497 M	Below Threshold Below Threshold
	3. Achieve growth in REO Rental Finance	Discretion of Compensation Committee			Below Threshold
	4. Improve rating agency servicer ratings/rankings to help facilitate growth	Maintain all primary ratings with a stable or better outlook	Obtain upgrade from one primary rating agency	Obtain upgrade from two primary ratings agencies	Outstanding
5.	Cost Improvement (Annual Operating Expense Reduction)	$227.0M to $253.7M	$253.8M to $280.4M	$280.5M +	Outstanding
6.	Debt Finance Management	Discretion of Compensation Committee			Target
7.	Customer Satisfaction
	1. Improve Customer Satisfaction Survey Results	5% Improvement	10% Improvement	15% Improvement	Outstanding
	2a. Expand and derive more value from the Net Promoter Score (NPS)	Discretion of Compensation Committee			Target
	2b. Expand and derive more value from the Net Promoter Score (NPS) process	40	50	60	Outstanding
	3. BBB rating improvement	Discretion of Compensation Committee			Below Threshold
	4. Reduce CFPB Complaints vs 2015	10% Reduction	17.5% Reduction	25% Reduction	Outstanding
8.	Delinquency Reduction	5% Reduction	10% Reduction	15% Reduction	Target
9.	Franchise Value
	1. Implement the Customer Service Excellence Initiative	Discretion of Compensation Committee			Target
	2. Team Member Engagement and Development Initiative				Outstanding
	3. Progress on implementing Ocwen's Culture of Compliance, Risk Management, Ethics and Service Excellence				Target
	4. Diversity and Inclusion Initiative				Target
	5. Develop an operational excellence framework and its infrastructure				Below Threshold
10.	Key Process and Technology Initiatives
	1. Borrower Communication Plan	Discretion of Compensation Committee			Outstanding
	2. Record Services Efficiency and Effectiveness improvement initiative	Greater than $0.5 M in operational efficiency savings	Greater than $1.5 M in operational efficiency savings	Greater than $2.0M in operational efficiency savings	Outstanding
	3. Next Generation Data Management	Discretion of Compensation Committee			Target
	4a. IT infrastructure separation per 2016 separation plan: cost savings	$1.54 M	$1.81 M	$2.08 M	Target

4b. IT infrastructure separation per 2016 separation plan: execution/management of infrastructure post transition	Discretion of Compensation Committee			Target
5a. Improve profitability profile of FHA/ VA / Ginnie Mae portfolio	Discretion of Compensation Committee			Target
5b. GNMA actual losses vs budget	$66 M	$60 M	$54 M	Target
6a. Facilities management insourcing - optimize spend towards transportation costs and controlling operating cost	$57.6 M	$52.4 M	$47.1 M	Outstanding
6b. Facilities management insourcing - Improvement in 2016 APAC Employee Engagement Survey results from 2015	Same as 2015	10% Improvement	20% Improvement	Outstanding
7. New lending technology platform	Discretion of Compensation Committee			Threshold
8. Servicing revenue improvement - Improve operational efficiency and effectiveness through key servicing and other process and technology initiatives	$33.48 M	$37.2 M	$40.92 M	Outstanding
9. Progress on development and execution of core servicing and origination systems product roadmaps	Discretion of Compensation Committee			Target
10. Robust change management process	Discretion of Compensation Committee			Target
11. Full implementation of Back-in-the-Black loan modification software	Greater than 80% functionality by 12/31/16	100% functionality by 12/31/16	100% Functionality by 10/15/16	Threshold

Based on the Company’s actual 2016 performance and weightings assigned to each goal, the overall corporate scorecard payout for 2016 was 99.36 percent.

Business Unit Scorecard. Each named executive officer’s business unit scorecard contains key components of the Company’s corporate scorecard and strategic initiatives related to the respective executive officer’s area of responsibility. As noted above, the incentive opportunity for our President and Chief Executive Officer, during 2016, was based on the corporate scorecard and individual performance, given his overall responsibility for the performance of the Company.

For 2016:

•
Mr. Bourque’s and Mr. Walker’s business unit scorecard was based on the overall finance functions performance initiatives. In 2016, the finance scorecard had eight equally weighted goals. Seven of these goals focused on enhancing the finance organization’s processes and service delivery and one goal related to cost improvement.

•
Mr. Kumbar’s business unit scorecard was based on forward lending and reverse lending strategic initiatives. Half of Mr. Kumbar’s goals related to the Company’s growth objectives. The other half related to customer satisfaction, cost improvement initiatives, risk mitigation, loan quality and compliance.

•
Mr. Anderson’s business unit scorecard contained various performance measures relating to our servicing business, including performance metrics relating to servicing operations, investor services and loss mitigation initiatives. Additionally, Mr. Anderson’s business unit scorecard included corporate scorecard elements for customer service, cost and process improvements.

The weighted value of the various goals in each named executive officer’s business unit scorecard varies depending upon the relative importance of the goals. Additionally, in developing the goals in the executive officer’s scorecards, we endeavor to incorporate a variety of quantitative and qualitative measures that we believe will help to incentivize performance that perpetuates the long-term success of the Company and discourages executives from pursuing short-term risks to attain their goals.

Within each component of the business unit scorecard, there are three established levels of achievement: Threshold, Target and Outstanding. Outlined below are the percentage of their target incentive opportunities that our executive officers are eligible to earn based on their level of achievement under their business unit scorecards (with different structures applying to our named executive officers based in the U.S. Virgin Islands (“USVI”)).

Level of Achievement	Non-USVI Based Named Executive Officers	USVI Based Named Executive Officers
Below Threshold	—	—
Threshold	50%	—
Target	100%	100%
Outstanding	150%	200%

We believe that different incentive compensation structures for eligible USVI-based and non-USVI based employees are appropriate in light of the overall compensation packages available to each executive officer, including eligibility to participate in the plans and programs available in each jurisdiction.

Performance Appraisal. The final component of each named executive officer’s annual incentive opportunity is a performance appraisal that assesses individual performance and overall contribution to the Company.  The President and Chief Executive Officer’s performance appraisal rating is determined by the Compensation Committee. The performance appraisal ratings of the other named executive officers are determined by the Compensation Committee after taking into account recommendations from the President and Chief Executive Officer. As outlined below, named executive officers who achieved an Outstanding performance appraisal rating received a payout of 150% of the amount allocated, named executive officers who achieved an Exceeds Expectations performance appraisal rating received a payout of 125% of the amount allocated and named executive officers who achieved a Meets Expectations performance appraisal rating received a payout of 100% of the amount allocated.  In 2016, no named executive officer received a performance appraisal rating that was deemed to Need Improvement or as Unsatisfactory.

Performance Appraisal Rating Scale
Rating	Payout
A - Outstanding	150%
High B - Exceeds Expectations	125%
B - Meets Expectations	100%
Low B - Needs Improvement	75% Payout and 25% overall reduction in incentive award
C or D - Unsatisfactory	0% Payout and not eligible for incentive award

Each year, the President and Chief Executive Officer, Executive Vice President and Chief Investment Officer and the Senior Vice President, Human Resources present the proposed corporate scorecard results and the business unit scorecard results for each executive officer to the Compensation Committee, together with a recommended performance appraisal rating for each executive (other than the President and Chief Executive Officer). The Compensation Committee evaluates the proposed results and performance appraisal recommendations and determines the final incentive compensation awards for each executive.

Outlined below are the payout results for each component of the annual incentive opportunity: Corporate scorecard, business unit scorecard and performance appraisal, together with the total payout as a percentage of target annual incentive for each named executive officer.

Payout for Incentive Compensation Components
Name	Corporate Scorecard Payout	Business Unit Scorecard Payout	Performance Appraisal Payout	Annual Incentive Payout (as a percentage of Target Annual Incentive)
Ronald M. Faris	99.36%	n/a	100%	99.49%
Michael R. Bourque, Jr.	99.36%	118.75%	125%	124.49%
Scott W. Anderson	99.36%	117.85%	150%	116.88%
Otto J. Kumbar	99.36%	70.00%	100%	75.49%
Arthur C. Walker	99.36%	118.75%	150%	144.62%

The Compensation Committee has approved our 2017 corporate scorecard. Corporate objectives covered in the scorecard include:

•	Improving Financial Performance

•	Achieving growth targets in our asset generation businesses

•	Continuing to improve customer satisfaction

•	Achieving financial risk management targets

•	Resolving key legacy issues

•	Continuing to enhance the Company’s culture, including risk and compliance management, employee engagement and diversity and inclusion initiatives

•	Successfully identifying and implementing appropriate strategic transactions that create added shareholder value

Equity Incentive Plan

Ocwen’s long term incentive opportunity for eligible employees, including executive officers, through equity awards is provided under the 2007 Equity Incentive Plan (the “2007 Plan”). The 2007 Plan is administered by the Compensation Committee and authorizes the grant of restricted stock, restricted stock units, options, stock appreciation rights or other equity-based awards to our employees. We implemented the 2007 Plan to motivate employees to make extraordinary efforts to achieve significant improvements to shareholder value, support retention of key employees and align the interests of our employees with the interests of our shareholders.

Equity Incentive Plan - 2016 Awards

The Compensation Committee worked with its independent executive compensation consultant, FW Cook & Co., on the development of an equity compensation program for 2016 covering our named executive officers and certain other employees deemed critical to the long-term success of the business. The program is intended to align the interests of management and shareholders, while supporting employee engagement and retention. It is also designed to be broadly aligned with competitive market practices. These new awards were granted on March 29, 2016 and consist of a mix of restricted stock units with time-based vesting requirements (“2016 Time-Vested RSUs”) and restricted stock units with both time- and market performance-based vesting requirements (“2016 Performance Units”).

The number of shares of our common stock subject to each type of award granted on March 29, 2016 for each named executive officer is as follows:

Name	Time-Vested RSUs	Performance Units
Ronald M. Faris	230,126	601,635
Michael R. Bourque, Jr.	65,000	85,000
Scott W. Anderson	60,000	80,000
Otto J. Kumbar	65,000	85,000
Arthur C. Walker	36,000	47,500

The awards granted to Mr. Faris in 2016 were the first awards granted to Mr. Faris since 2008. As described in detail in the “Summary Compensation Table” below and accompanying footnotes, Mr. Faris’ 2016 reported compensation increased primarily as a result of the grant of equity compensation in 2016, which he had not received in eight years. In addition, Mr. Faris had declined to be considered for an equity award in 2015 and had declined the 2014 incentive compensation awarded to him under the 1998 Annual Incentive Plan ($912,516) and suggested that the Board consider donating a portion of the declined amount to certain housing counseling charities. We believe the awards granted to Mr. Faris and our other named executive officers in 2016 are important in aligning their interests with those of long-term shareholders, as well as recognizing the importance of retaining key senior executives during a period in which Ocwen is operating in a challenging environment.

The Compensation Committee chose this mix of awards because it believed that they struck an appropriate balance between retention and performance. Time-Vested RSUs align award recipients’ interests with those of our shareholders because they vest in increments over a period of several years, which creates an enhanced employee retention incentive, and the value of the awards is directly linked to stock price appreciation. The 2016 Performance Units also align award recipients’ interests with those of our shareholders to generate strong shareholder returns because the awards only vest if the stock price doubles within four years of grant. The 2016 mix of equity awards granted to our named executive officers, including our President and Chief Executive Officer, emphasized the 2016 Performance Units to tie potential payouts with performance and align with FW Cook & Co.’s guidance on best practices. In 2016, the President and Chief Executive Officer received 2016 Performance Units representing 72% of his total number of restricted stock units and 2016 Time-Vested RSUs representing 28% of his total number of restricted stock units. The other named executive officers received, on average, 57% of their total number of restricted stock units in 2016 Performance Units and 43% of their total number of restricted stock units in 2016 Time-Vested RSUs.

Restricted stock units are payable, subject to vesting, in an equal number of shares of our common stock. Accordingly, restricted stock units also align executives’ interests with those of our shareholders. 2016 Time-Vested RSUs are scheduled to vest, subject to the executive’s continued employment, in three equal annual installments on the first, second and third anniversaries of the grant date of the awards. 2016 Performance Units will vest only if, on or before the fourth anniversary of the grant date of the awards, the average of the closing prices per share of our common stock for a period of twenty consecutive trading days, plus the amount of any dividends paid on a share of our common stock during the term of the award on or before the last day of that period at least doubles from the from the grant date share price of $2.39 to equal or exceed $4.78. If that market performance-based condition is satisfied, which occurred on November 30, 2016, the 2016 Performance Units will be scheduled to vest, subject to the executive’s continued employment, on the first, second, third and fourth anniversaries of the grant date of the awards (in each case, if the time-based vesting date occurs before the date that the stock price-based vesting condition is satisfied, the vesting of that installment will occur on the satisfaction of the stock price-based vesting condition, subject to the executive’s continued employment by the Company through that date). Failure to achieve the 100% total share price growth goal by the fourth anniversary of the grant would have resulted in the 2016 Performance Units being forfeited. The awards are subject to accelerated vesting (and, in the case of the 2016 Performance Units, the units may vest on an accelerated basis or remain outstanding subject to the achievement of the stock price-based vesting condition) in certain circumstances in connection with the award holder’s death, disability, retirement, termination of employment by the Company without cause or by the executive for good reason, or should certain changes in control of the Company occur.

As further described in the “Approval of 2017 Performance Incentive Plan” section of this proxy statement, if our shareholders approve the 2017 Plan, new equity-based awards will be issued under the 2017 Plan.

USVI Relocation Program and OMS Preferred Stock Plan

Our USVI operations, which are based in St. Croix, USVI, are important structurally to our business model.  Generally, the senior executives that we have sought to hire as OMS executives have not been based in St. Croix.  Rather, the senior level talent we have recruited has generally been located in major metropolitan centers in the United States that in some cases are thousands of miles from St. Croix.  In addition, St. Croix is generally more economically depressed, but has a higher cost of living, compared to many of the major metropolitan areas of the United States where we believe senior talent is located and a number of our peer companies are based.

USVI Relocation Program. In order to enable us to recruit top talent and incentivize key personnel to relocate, we offer a relocation package to individuals at the director level and above who are relocating to the USVI to work for OMS (“USVI Relocation Program”).  The USVI Relocation Program includes relocation benefits such as moving expenses, home sale support, a housing allowance for up to five years, payment of children’s school tuition fees, payment of “home leave” travel for return trips to the continental United States and tax gross ups on certain taxable benefits, in each case subject to certain limits and exceptions. Upon a participant’s retirement or involuntary termination without cause, such participant is eligible to receive reimbursement for relocation costs back to the continental United States. In addition, if a participant at the level of executive vice president is involuntarily terminated without cause, such participant is eligible to receive a severance payment equal to one year’s base salary if such termination of employment occurs within the first year following relocation and six months’ base salary if such termination occurs at any time after the first year following relocation. We believe that our USVI Relocation Program is necessary to attract and retain talent that is critical to the success of our USVI operations.  For 2016, each of Messrs. Bourque, Kumbar and Walker received benefits under the USVI Relocation Program, as set forth in the “Summary Compensation Table” below and accompanying footnotes. Neither Mr. Faris nor Mr. Anderson received any benefits under the USVI Relocation Program because they are US-based executives.

OMS Preferred Stock Plan. The Amended and Restated 2013 Preferred Stock Plan of OMS (the “OMS Preferred Stock Plan”) authorizes the grant of non-voting OMS Preferred Stock to OMS employees. The OMS Preferred Stock Plan was created to induce certain OMS employees to relocate and work in the USVI, remain in the employ of OMS and provide additional incentive to promote the success of OMS.

The Board of Directors of OMS authorized the purchase of 1,000 shares of Class B Preferred Stock by Mr. Walker, 1,000 shares of Class I Preferred Stock by Mr. Bourque, and 1,000 shares of Class M Preferred Stock by Mr. Kumbar, on March 5, 2014, February 14, 2015 and March 3, 2016, respectively. OMS declared quarterly dividends on each of the outstanding classes of OMS Preferred Stock, payable on April 1, 2016, July 1, 2016, October 3, 2016 and January 3, 2017 based upon the performance of OMS during 2016. Details regarding these dividends are set forth in the “Summary Compensation Table” below and accompanying footnotes.  Neither Mr. Faris nor Mr. Anderson participate in the OMS Preferred Stock Plan.

Other Compensation

Our policy with respect to employee benefit plans generally is to provide benefits to our employees, including our executive officers, that are comparable to benefits offered by companies of a similar size. We believe that a competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly qualified employees. Our named executive officers participate in the benefit plans offered to our salaried employees, generally, including medical, dental, life and disability insurance plans, and a 401(k) retirement program.

Shareholder Say-on-Pay Vote

The Company believes our executive compensation programs are effectively designed, are in alignment with the interests of our shareholders and are instrumental to achieving our business strategy.  In recent years, shareholder feedback in the form of shareholder advisory votes on Ocwen’s executive compensation has been very positive.  At last year’s Annual Meeting of Shareholders, over 96% of votes cast on our Say-on-Pay proposal were in favor of our executive compensation.  At our 2015 and 2014 Annual Meetings of Shareholders, over 99% and over 97%, respectively, of votes cast on our Say-on-Pay proposal were in favor of our executive compensation. As a result, the Compensation Committee has continued to apply the same principles and philosophy it has used in previous years in determining executive compensation levels, and the Compensation Committee and our Board of Directors will continue to consider shareholder feedback in the future. In light of the voting results with respect to the frequency of shareholder votes on executive compensation at our May 12, 2011 Annual Meeting of Shareholders, the Board of Directors decided that the Company will hold an advisory vote on the compensation of named executive officers at each annual meeting of shareholders until the next required vote on the frequency of shareholder votes on executive compensation, which is Proposal Four in this proxy statement.

Role of Executive Officers in Compensation Decisions

The President and Chief Executive Officer is involved in the recommendation of certain compensation arrangements for approval by the Compensation Committee. The President and Chief Executive Officer annually reviews the performance of the executive officers and is involved in formulating recommendations regarding equity compensation for the executive officers (other than himself, whose performance is reviewed and compensation determined by the Compensation Committee). The President and Chief Executive Officer presents his conclusions and recommendations regarding annual compensation and annual incentive opportunity amounts for the executive officers to the Compensation Committee for its consideration and approval. The Compensation Committee can exercise its discretion in accepting, rejecting and/or modifying any such executive compensation recommendations, subject, in each case, to any applicable limits contained in any plan or agreements applicable to such awards. All compensation decisions with respect to the compensation of the President and Chief Executive Officer are made solely by the Compensation Committee. The Senior Vice President, Human Resources assists the President and Chief Executive Officer and the Compensation Committee by providing them with market data and other reference materials.

Setting Compensation Levels

The Compensation Committee periodically reviews the compensation of the President and Chief Executive Officer and our other executive officers.  As a point of reference, the Compensation Committee, in conjunction with FW Cook & Co., conducted a market review in 2016 for the President and Chief Executive Officer.

The market review for the President and Chief Executive Officer was determined by selecting a peer group of companies for comparison that were recommended to the Compensation Committee by FW Cook & Co. based on an assessment of industry, the extent to which they compete in similar labor markets and for capital, the comparability of the scope and complexity of their operations and their market capitalization, among other metrics. The peer group selected through this process is listed below.

Assured Guaranty	MBIA
Capstead Mortgage	MGIC Investment
Carlyle Group	Nationstar Mortgage
Corelogic	PennyMac
DST Systems	People’s United Financial
Everbank Financial	PHH Corp.
First American Financial	Radian Group
Heartland Payment	Redwood Trust
Maiden Holdings	Walter Investment Corporation

This was the same peer group used by the Compensation Committee in its 2015 review of executive compensation.

Stock Ownership and Prohibition against Short Sales, Hedging and Margin Accounts

Although we do not have stock ownership requirements for our executives, our philosophy is that equity ownership by our executives is important to attract, motivate and retain executives as well as to align their interests with those of our shareholders. The Compensation Committee believes that the Company’s equity plans are adequate to achieve this philosophy. We maintain an Insider Trading Prevention Policy that governs the timing of transactions in securities of the Company by directors and executives.

In addition, our Insider Trading Prevention Policy prohibits any director, officer or employee from engaging in any short sale of the Company’s stock, establishing and using a margin account with a broker-dealer for the purpose of buying or selling Company stock, or buying or selling puts or calls on the Company’s stock. This policy is designed to encourage investment in the Company’s stock for the long term, and to discourage active trading or short-term speculation.

Clawback Policy

The Company maintains an incentive compensation clawback policy that allows our Board of Directors or the Compensation Committee to recoup incentive compensation if the Company restates its financial statements. The policy applies to cash or equity incentive payments or awards to Covered Individuals when (1) the amount of any such payment or award was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to noncompliance with any financial reporting requirement under federal securities laws, (2) a lesser (or no) payment or award would have been made based upon the restated financial results, and (3) the payment or award was received (or the applicable vesting event of the award occurred) during the three-year period preceding the date on which the Company is required to prepare such accounting restatement.  For purposes of the policy, a “Covered Individual” means any current or former employee who, at the time of receipt of any such payment or award, was an executive officer of the Company or an Executive Vice President or more senior officer of the Company or any of its subsidiaries.

Termination of Employment or Change in Control

We have no employment agreements with our named executive officers. Therefore, we would handle any termination of employment of a named executive officer as we believe is appropriate in light of the circumstances, subject to the terms of our agreements with the executive, including any equity award agreement and the intellectual property and non-disclosure agreement discussed below under “Restrictive Covenants," our clawback policy and, if applicable, our USVI Relocation Policy. In addition, a named executive officer would typically retain any vested portion of prior equity awards granted through the 1998 Annual Incentive Plan and the 2007 Plan.

Certain of the stock option agreements provide for accelerated vesting such that, upon a named executive officer’s retirement, disability, death, termination by the Company without “cause” or termination by the named executive officer for “good reason,” in each case as defined in the applicable stock option agreement, all options that vest over a certain time period (“Time-Based Options”) would immediately vest. In the event of death or disability, all performance-based options would vest if the particular performance criteria is satisfied. Upon retirement, all unvested performance-based options shall be terminated. Upon termination without cause or in the event of retirement, unvested Time-Based Options terminate and performance-based options terminate within a specified timeframe. Additionally, pursuant to these stock option agreements, if there is a “change of control” as defined in the applicable stock option agreement, all options, including the Time-Based Options and other options that would otherwise not vest until certain company performance and timing criteria are met, would immediately vest.

The time-based and performance-based stock unit agreements provide for continued vesting upon a named executive officer’s retirement, disability or death. Upon retirement on or after the first anniversary of the award, or in the event of disability, vesting of the award continues as awarded if the named executive officer meets certain conditions relating to cooperation and non-competition as set forth in the agreement. Upon death, vesting continues as awarded. If terminated (other than by retirement, disability or death), any unvested portion of the award shall be terminated on the last day of the named executive officer’s employment. If there is a “change of control” as defined in the applicable stock unit agreement, then all outstanding and unvested awards immediately vest.

Certain of the restricted stock award agreements provide for continued vesting upon a named executive officer’s retirement or disability, subject to certain conditions set forth in the agreement. If employment is terminated (other than by retirement or disability), any unvested portion of the award is terminated. Upon death, any remaining unvested portion of the stock award would be forfeited. If terminated, any award would be forfeited.

The executive stock option and restricted stock unit agreements provide for accelerated vesting upon a change in control were designed to provide the executives with the same opportunities as other shareholders to realize the value created at the time of a change of control transaction. In addition, we believe that these vesting provisions support the compelling business need to retain key employees during the uncertain times preceding a change in control.

Pursuant to our USVI Relocation Program, upon a participant’s retirement or involuntary termination without cause, such participant is eligible to receive reimbursement for relocation costs back to the continental United States and potentially other benefits, as discussed further in the “Potential Payments Upon Termination or Change in Control” section below.

Restrictive Covenants

All of our named executive officers have executed an intellectual property and non-disclosure agreement. This agreement requires the named executive officer to hold all “confidential information” in trust for us and prohibits the named executive officer from using or disclosing such confidential information except as necessary in the regular course of our business or as otherwise required by law. Other than these restrictive covenants, we generally do not have employment, non-competition or non-solicitation agreements with our executive officers. From time to time, we enter into separation agreements with executive officers that contain these provisions.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their Chief Executive Officers and the other most highly compensated Named Executive Officers employed at the end of the year (other than the Chief Financial Officer) unless certain performance and other requirements are met. As one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company of various payments and benefits, including the impact of Section 162(m). However, we reserve the right to design programs that may not be deductible under Section 162(m) if we believe they are nevertheless appropriate to help achieve our executive compensation program objectives, and in any case, there can be no assurance that any compensation intended to qualify for deductibility under Section 162(m) awarded or paid by the Company will be fully deductible.

Report of the Compensation Committee
The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis of this proxy statement with management.

Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

April 10, 2017	Compensation Committee:
DeForest B. Soaries, Jr., Chairman
Jaques J. Busquet, Director
Ronald J. Korn, Director

Summary Compensation Table - 2014, 2015 and 2016
The following table provides information concerning the compensation of our named executive officers for the 2016, 2015 and 2014 fiscal years. In accordance with Securities and Exchange Commission rules, we have not provided information for periods when an individual was not a named executive officer or was not employed by the Company.

Name and Principal Position	Year	Salary ($)	Stock Awards(1)(2) ($)	Option Awards(1)(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Ronald M. Faris President and Chief Executive Officer	2016	875,000	1,755,375(5)	-	1,345,030	5,300	3,980,704
	2015	850,962	-	-	1,339,200	5,300	2,195,462
	2014	740,000	-	-	_(6)	5,200	745,200

Michael R. Bourque, Jr. Chief Financial Officer	2016	500,000	325,646	-	321,227	328,248(7)	1,465,121
	2015	478,846	540,921	143,845	339,200	429,799(8)	1,932,631
	2014	261,539(9)	371,150	1,421,250	194,458	391,555(10)	2,639,952

Scott W. Anderson Executive Vice President, Chief Servicing Officer	2016	500,000	303,680	-	584,417	6,050	1,394,147
	2015	497,644	540,921	143,845	541,629	5,300	1,729,339
	-	-	-	-	-	-	-

Otto J. Kumbar Executive Vice President, Lending	2016	550,000	325,646	-	207,600	353,170 (11)	1,436,417
	2015	475,644(12)	411,729	386,930	315,636	289,132(13)	1,873,454
	-	-	-	-	-	-	-

Arthur C. Walker Senior Vice President, Global Tax	2016	530,400	181,208	-	313,777	295,951 (14)	1,321,336
	2015	533,146	270,462	71,923	296,539	338,265 (15)	1,510,335
	2014	510,000	-	-	241,237	358,637 (16)	1,109,874

(1)	Represents the aggregate grant date fair value of stock awards and stock options. These amounts do not represent the actual amounts paid to or realized by the executive.

(2)
These amounts represent the grant date fair value of the stock and option awards, computed in accordance with FASB ASC Topic 718. We based the grant date fair value of stock awards with a service condition on the average of the high and low prices of our common stock as reported on the New York Stock Exchange on the date of grant of the awards. The fair value of the time-based option awards was determined using the Black-Scholes options pricing model, while a lattice (binomial) model was used to determine the fair value of the market-based option awards. Lattice (binomial) models incorporate ranges of assumptions for inputs. Stock unit awards with only a service condition are valued at their intrinsic value, which is the market value of the stock on the date of the award. The fair value of stock unit awards with both a service condition and a market-based vesting condition is based on the output of a Monte Carlo simulation. Additional detail regarding the calculation of these values is included in Note 21 to our audited financial statements for the fiscal year ended December 31, 2016, which are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2017.

(3)	Represents annual incentive compensation earned in the corresponding year and paid in the first quarter of the following year.

(4)
Consists of contributions by Ocwen pursuant to the Ocwen Financial Corporation 401(k) Savings Plan, the Ocwen Financial Corporation Health and Welfare Plan (Health Savings Account) and, as applicable, the other items specified in the footnotes in this column.

(5)	These awards represent the first equity awards granted to Mr. Faris in eight years.

(6)
Mr. Faris declined the 2014 incentive compensation awarded to him under the 1998 Annual Incentive Plan ($912,516) and suggested that the Board consider donating a portion of the declined amount to certain housing counseling charities.

(7)
Consists of relocation benefits in the amount of $67,648 (including a housing allowance of $4,000 per month and amounts to gross-up for taxable USVI Relocation Program expenses in the amount of $19,648), employer contributions to the Ocwen Financial Corporation 401(k) Savings Plan in the amount of $10,600 and dividends of $250 per share on 1,000 shares of OMS Class I Preferred Stock declared by the OMS Board in accordance with the OMS Preferred Stock Plan with respect to OMS’ performance during 2016 (see “OMS Preferred Stock Plan” above for additional discussion).

(8)
Consists of relocation benefits in the amount of $121,673 (including a housing allowance of $4,000 per month, children's school tuition fees in the amount of $26,500, and amounts to gross-up taxable USVI Relocation Program expenses in the amount of $43,068), a signing bonus in the amount of $68,823, employer contributions to the Ocwen Financial Corporation 401(k) Savings in the amount of $8,303 and dividends of $231 per share on 1,000 shares of OMS Class I Preferred Stock declared by the OMS Board in accordance with the OMS Preferred Stock Plan with respect to OMS’ performance during 2015 (see “OMS Preferred Stock Plan” above for additional discussion).

(9)
Consists of base salary received by Mr. Bourque from the Company pro-rated from his start date of employment on April 28, 2014 through the date Mr. Bourque relocated to the USVI in the amount of $107,692, and the remainder of base salary received by Mr. Bourque from OMS pro-rated from his date of relocation to the USVI through the end of the fiscal year in the amount of $153,846.

(10)
Consists of relocation benefits in the amount of $191,555 (including a housing allowance of $4,000 per month, children's school tuition fees in the amount of $25,470, amounts to gross-up taxable USVI Relocation Program in the amount of $55,359, a signing bonus in the amount of $50,000 and relocation related transportation), and dividends of $200 per share on 1,000 shares of OMS Class I Preferred Stock declared by the OMS Board in accordance with the OMS Preferred Stock Plan with respect to OMS’ performance during 2014 (see “OMS Preferred Stock Plan” above for additional discussion).

(11)
Consists of relocation benefits in the amount of $67,288 (including a housing allowance of $4,000 per month and amounts to gross-up for taxable USVI Relocation Program expenses in the amount of $19,288), employer contributions to the Ocwen Financial Corporation 401(k) Savings Plan in the amount of $10,882 and dividends of $275 per share on 1,000 shares of OMS Class M Preferred Stock declared by the OMS Board in accordance with the OMS Preferred Stock Plan with respect to OMS’ performance during 2016 (see “OMS Preferred Stock Plan” above for additional discussion).

(12)	Includes base salary received by Mr. Kumbar of $14,808 from Liberty Home Equity Solutions, Inc., $122,800 from Ocwen Financial Corporation and $338,036 from OMS.

(13)
Consists of relocation benefits in the amount of $71,940 (including a housing allowance of $4,000 per month and amounts to gross-up for taxable USVI Relocation Program expenses in the amount of $23,940), employer contributions to the Ocwen Financial Corporation 401(k) Savings Plan in the amount of $11,192 and dividends of $206 per share on 1,000 shares of OMS Class M Preferred Stock declared by the OMS Board in accordance with the OMS Preferred Stock Plan with respect to OMS’ performance during 2015 (see “OMS Preferred Stock Plan” above for additional discussion).

(14)
Consists of relocation benefits in the amount of $67,491 (including a housing allowance of $4,000 per month and amounts to gross-up for taxable USVI Relocation Program expenses in the amount of $19,491), employer contributions to the Ocwen Financial Corporation 401(k) Savings Plan in the amount of $10,710, employer contributions to a Health Savings Plan and dividends of $217 per share on 1,000 shares of OMS Class B Preferred Stock declared by the OMS Board in accordance with the OMS Preferred Stock Plan with respect to OMS’ performance during 2016 (see “OMS Preferred Stock Plan” above for additional discussion).

(15)
Consists of contributions by Ocwen pursuant to Ocwen’s 401(k) Savings Plan in the amount of $10,600, relocation benefits in the amount of $118,665 (including a housing allowance of $4,000 per month, children's school tuition fees in the amount of $22,850 and amounts to gross-up taxable USVI Relocation Program expenses in the amount of $25,150) and dividends of $209 per share on 1,000 shares of OMS Class B Preferred Stock declared by the OMS Board in accordance with the OMS Preferred Stock Plan with respect to OMS’ performance during 2015.

(16)
Consists of contributions by Ocwen pursuant to Ocwen’s 401(k) Savings Plan in the amount of $2,330, relocation benefits in the amount of $147,307 (including a housing allowance of $4,000 per month, children's school tuition fees in the amount of $22,850, automobile allowance in the amount of $10,375, real estate related fees in the amount of $22,782, and amounts to gross-up taxable USVI Relocation Program expenses in the amount of $43,300) and dividends of $209 per share on 1,000 shares of OMS Class B Preferred Stock declared by the OMS Board in accordance with the OMS Preferred Stock Plan with respect to OMS’ performance during 2014.

For more information about the elements of the compensation paid to our named executive officers, see “Compensation Discussion and Analysis” above.

Grants of Plan-Based Awards for 2016

The following table provides information related to the non-equity incentive plan awards under our 1998 Annual Incentive Plan, as amended, and the equity incentive plan awards under our 2007 Plan granted to our named executive officers in fiscal year 2016.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald M. Faris	-	675,957	1,351,913	2,027,870	-	-	-	-	-	-	-
	03/29/16	-	-	-	-	-	-	230,126(4)	-	-	550,001(6)
	03/29/16	-	-	-	-	601,635(5)	-	-	-	-	1,205,374(6)

Michael R. Bourque, Jr.	-	-	250,000	500,000	-	-	-	-	-	-	-
	03/29/16	-	-	-	-	-	-	65,000(4)	-	-	155,350
	03/29/16	-	-	-	-	85,000(5)	-	-	-	-	170,296

Scott W. Anderson	-	250,000	500,000	750,000	-	-	-	-	-	-	-
	03/29/16	-	-	-	-	-	-	60,000(4)	-	-	143,400
	03/29/16	-	-	-	-	80,000(5)	-	-	-	-	160,280

Otto J. Kumbar	-	-	275,000	550,000	-	-	-	-	-	-	-
	03/29/16	-	-	-	-	-	-	65,000(4)	-	-	155,350
	03/29/16	-	-	-	-	85,000(5)	-	-	-	-	170,296

Arthur C. Walker	-	-	216,964	433,928	-	-	-	-	-	-	-
	03/29/16	-	-	-	-	-	-	36,000(4)	-	-	86,040
	03/29/16	-	-	-	-	47,500(5)	-	-	-	-	95,168

(1)
These amounts represent the potential non-equity compensation that would have been earned by each respective executive officer for 2016 service under the different achievement levels under their 2016 annual incentive opportunity, which are more fully discussed in “Compensation Discussion and Analysis,” pursuant to our 1998 Annual Incentive Plan. Under our current compensation structure, all non-equity incentive compensation is paid to the executive officer in the first quarter of the year following the year in which service was rendered. The actual amount of non-equity incentive compensation that was paid to our named executive officers for 2016 service is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above.

(2)	These amounts represent shares subject to the 2016 Performance Units granted during 2016 pursuant to our 2007 Plan.

(3)
These amounts represent the grant date fair value of the stock and option awards, computed in accordance with FASB ASC Topic 718. We based the grant date fair value of stock awards with a service condition on the average of the high and low prices of our common stock as reported on the New York Stock Exchange on the date of grant of the awards. Stock unit awards with only a service condition are valued at their intrinsic value, which is the market value of the stock on the date of the award. The fair value of stock unit awards with both a service condition and a market-based vesting condition is based on the output of a Monte Carlo simulation. Additional detail regarding the calculation of these values is included in Note 21 to our audited financial statements for the fiscal year ended December 31, 2016, which are included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2017.

(4)
Messrs. Faris, Bourque, Anderson, Kumbar and Walker each were granted a restricted stock unit award which vests in three equal annual increments commencing March 29, 2017, so long as they each individually remain an employee of the Company or a subsidiary of the Company at the time of each vesting. They will not have any rights of a stockholder with respect to any of the shares subject to the restricted stock award until such shares are vested.

(5)
Messrs. Faris, Bourque, Anderson, Kumbar and Walker were each granted 2016 Performance Units that vest in four equal annual increments commencing March 29, 2016 so long as each of them remain employees of the Company or a subsidiary of the Company at the time of each vesting of their respective restrictive stock unit award, and subject to the satisfaction of the performance condition discussed in “Compensation Discussion and Analysis” above. On November 30, 2016, the average of the closing prices per share of our common stock for a period of twenty consecutive trading days equaled or exceeded $4.78. Accordingly, the performance condition applicable to the awards was satisfied on that date and the awards remain subject to the applicable time-based vesting requirements.

(6)	These awards represent the first equity awards granted to Mr. Faris in eight years.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards at December 31, 2016 for the individuals named in the Summary Compensation Table.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($))(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Ronald M. Faris	84,861	-	-	7.16	5/10/2017	-	-	-	-
	310,000	-	-	4.82	7/14/2018	-	-	-	-
	620,000	-	-	4.82	7/14/2018	-	-	-	-
	310,000	-	-	4.82	7/14/2018	-	-	-	-
	-	-	-	-	-	230,126(5)	1,244,982	-	-
	-	-	-	-	-	601,635(6)	3,254,845	-	-

Michael R. Bourque, Jr.	8,193	24,579(7)	-	10.14	2/24/2025	15,337(8)	82,973	-	-
	-	-	-	-	-	-	-	48,231(9)	260,929
	12,500	12,500(10)	-	37.12	4/28/2024	3,334(11)	18,037	-	-
	-	-	50,000(12)	37.12	4/28/2024	-	-	-	-
	-	-	25,000(13)	37.12	4/28/2024	-	-	-	-
	-	-	-	-	-	65,000(5)	351,650	-	-
	-	-	-	-	-	85,000(6)	459,850	-	-

Scott W. Anderson	8,193	24,579(7)	-	10.14	2/24/2025	15,337(8)	82,973	0	0
	-	-	-	-	-	-	-	48,231(9)	260,929
	-	-	-	-	-	5,000(11)	27,050	-	-
	27,443 (14)	-	-	7.16	5/10/2017	-	-	-	-
	11,250	11,250(14)	-	33.45	5/14/2024	-	-	-	-
	-	-	45,000(15)	33.45	5/14/2024	-	-	-	-
	-	-	22,500(16)	33.45	5/14/2024	-	-	-	-
	-	-	-	-		60,000(5)	324,600	-	-
	-	-	-	-	-	80,000(6)	432,800	-	-

Otto J. Kumbar	-	-	-	-	-	10,000(17)	54,100	-	-
	-	-	-	-	-	7,157(7)	38,719	-	-
	-	-	-	-	-	-	-	22,508(9)	121,768
	3,824	11,470(7)	-	10.14	2/24/2025	-	-	-	-
	3,750	11,250(18)	-	10.62	6/25/2025	-	-	-	-
	-	-	30,000(19)	10.62	6/25/2025	-	-	-	-
	-	-	15,000(20)	10.62	6/25/2025	-	-	-	-
	-	-	-	-	-	65,000(5)	351,650	-	-
	-	-	-	-	-	85,000(6)	459,850	-	-

Arthur C. Walker	9,375	3,125(21)	-	51.70	08/26/2023	-	-	-	-
	-	-	25,000(22)	51.70	08/26/2023	-	-	-	-
	-	-	12,500(23)	51.70	08/26/2023	-	-	-	-
	4,097	12,289(7)	-	10.14	02/24/2025	7,669(8)	41,489	-	-
	-	-	-	-	-	-	-	24,115(9)	130,462
	-	-	-	-	-	36,000(5)	194,760	-	-
	-	-	-	-	-	47,500(6)	256,975	-	-

(1)	Options awarded where, as of December 31, 2016, any applicable performance hurdles have been met but remain subject to time-based vesting criteria.

(2)	Options awarded where, as of December 31, 2016, the applicable performance hurdles have not been met.

(3)
Option exercise prices were adjusted for Ocwen stock options outstanding on or before the Altisource Portfolio Solutions, SA (“Altisource”) spin-off transaction completed on August 10, 2009 to reflect the value of Altisource.

(4)
The dollar amounts shown in these columns are determined by multiplying the number of unvested shares or units subject to the award by $5.41, the average of the high and the low of a share of our common stock on December 30, 2016 (the last trading day of 2016).

(5)	The stock unit awards vest in three equal installments on March 29, 2017, March 29, 2018 and March 29, 2019.

(6)	The stock unit awards vest in four equal annual increments commencing March 29, 2017.

(7)	Options vest in three equal installments on February 24, 2017, February 24, 2018 and February 24, 2019.

(8)	The stock unit award vests in three equal installments on February 24, 2017, February 24, 2018 and February 24, 2019.

(9)
The stock unit award vests upon the Average Stock Price equaling or exceeding $16.26. For these purposes, “Average Stock Price” means the average of the Adjusted Stock Price for a period of twenty consecutive trading days, and the term “Adjusted Stock Price” shall mean, for a particular trading day, the sum of (i) the closing price of the Corporation’s common stock on such trading day, and (ii) the aggregate amount of dividends paid.

(10)	Options vest in two equal installments on April 28, 2017 and April 28, 2018.

(11)	The stock units vest April 28, 2017.

(12)	One-fourth vests upon achieving a stock price of $74.24 and compounded annual gain of 20% over the exercise price with the balance vesting one-fourth each subsequent anniversary.

(13)	One-fourth vests upon achieving a stock price of $111.36 and compounded annual gain of 25% over the exercise price with the balance vesting one-fourth each subsequent anniversary.

(14)	One-half of the options vest on May 14, 2017 and May 14, 2018.

(15)	One-fourth vests upon achieving a stock price of $66.90 and compounded annual gain of 20% over the exercise price with the balance vesting one-fourth each subsequent anniversary.

(16)	One-fourth vests upon achieving a stock price of $100.35 and compounded annual gain of 25% over the exercise price with the balance vesting one-fourth each subsequent anniversary.

(17)	The stock unit awards shown vest in two equal installments on June 25, 2017, and June 25, 2018.

(18)	Options vest in three equal installments on June 25, 2017, June 25, 2018 and June 25, 2019.

(19)
The option award vests in four equal annual increments commencing on the date as of which the stock price equals or exceeds $21.24 with a 20% or greater annualized rate of return in the stock price measured from the date of grant.

(20)
The option award vests in four equal annual increments commencing on the date as of which the stock price equals or exceeds $31.86 with a 25% or greater annualized rate of return in the stock price measured from the date of grant.

(21)	Options vest on August 26, 2017.

(22)
The option award vests in four equal annual increments commencing on the date as of which the stock price equals or exceeds $103.40 with a 20% or greater annualized rate of return in the stock price measured from the date of grant.

(23)
The option award vests in four equal annual increments commencing on the date as of which the stock price equals or exceeds $155.10 with a 25% or greater annualized rate of return in the stock price measured from the date of grant.

Option Exercises and Stock Vested During 2016

The following table provides information relating to the amounts realized on the exercise of options and the vesting of restricted stock during fiscal year 2016 for the individuals named in the Summary Compensation Table.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Ronald M. Faris	—	—	—	—
Michael R. Bourque, Jr.	—	—	3,333	7,599
Scott W. Anderson	—	—	5,000	9,900
Otto J. Kumbar	—	—	5,000	8,250
Arthur C. Walker	—	—	3,000	10,020

(1)	No options were exercised during 2016.

(2)
The dollar amounts shown in this column for stock awards are calculated based on the average of the high and low prices of a share of common stock on the New York Stock Exchange on the date of vesting.

Potential Payments upon Termination or Change in Control
We have no employment agreements with our named executive officers. Therefore, we would handle any termination of employment of a named executive officer as we believe is appropriate in light of the circumstances, subject to the terms of our agreements with the executive, including any equity award agreement and the intellectual property and non-disclosure agreement discussed above under “Restrictive Covenants," our clawback policy and, if applicable, our USVI relocation policy. In addition, a named executive officer would typically retain any vested portion of prior equity awards granted through the 1998 Annual Incentive Plan and the 2007 Plan.

Certain of the stock option agreements provide for accelerated vesting such that, upon a named executive officer’s retirement, disability, death, termination by the Company without “cause” or termination by the named executive officer for “good reason,” in each case as defined in the applicable stock option agreement, all options that vest over a certain time period (“Time-Based Options”) would immediately vest. In the event of death or disability, all performance-based options would vest if the particular performance criteria is satisfied. Upon retirement, all unvested performance based options shall be terminated. Upon termination without cause or in the event of retirement, unvested Time-Based Options terminate and performance-based options terminate within a specified timeframe. Additionally, pursuant to these stock option agreements, if there is a “change of control” as defined in the applicable stock option agreement, all options, including the Time-Based Options and other options that would otherwise not vest until certain company performance and timing criteria are met, would immediately vest.

The time-based and performance-based stock unit agreements provide for continued vesting upon a named executive officer’s retirement, disability or death. Upon retirement on or after the first anniversary of the award, or in the event of disability, vesting of the award continues as awarded if the named executive officer meets certain conditions relating to cooperation and non-competition as set forth in the agreement. Upon death, vesting continues as awarded. If terminated (other than by retirement, disability or death), any unvested portion of the award shall be terminated on the last day of the named executive officer’s employment. If there is a “change of control” as defined in the applicable stock unit agreement, then all outstanding and unvested awards immediately vest.

Certain of the restricted stock award agreements provide for continued vesting upon a named executive officer’s retirement or disability, subject to certain conditions set forth in the agreement. If employment is terminated (other than by retirement or disability), any unvested portion of the award is terminated. Upon death, any remaining unvested portion of the stock award would be forfeited. If terminated, any award would be forfeited.

The executive stock option and restricted stock unit agreements provide for accelerated vesting upon a change in control were designed to provide the executives with the same opportunities as other shareholders to realize the value created at the time of a change of control transaction. In addition, we believe that these vesting provisions support the compelling business need to retain key employees during the uncertain times preceding a change in control.

As of December 30, 2016 (the last trading day of the year), and based upon a comparison of the closing price of our common stock on the New York Stock Exchange on such date with applicable option exercise prices, none of the stock options for which vesting would accelerate in any of the circumstances referred to in the preceding paragraph had value.
Pursuant to our USVI Relocation Program, upon a participant’s retirement or involuntary termination without cause, such participant is eligible to receive reimbursement for relocation costs back to the continental United States. Messrs. Bourque, Walker and Kumbar qualify for this benefit. In addition, if a participant at the level of executive vice president is involuntarily terminated without cause, such participant is eligible to receive a severance payment equal to one year’s base salary if such termination of employment occurs within the first year following relocation and six months’ base salary if such termination occurs at any time after the first year following relocation. See “USVI Relocation Program” above. Messrs. Bourque and Kumbar qualify for such benefits and, in the event of involuntary termination without cause, would receive a severance payment equal to six months’ base salary.
The table below sets forth the potential benefits that each named executive officer would have been entitled to receive from the Company under the USVI Relocation Program on a termination of his employment under the circumstances described above, and the potential benefits that each named executive officer would have been entitled to receive with respect to accelerated vesting of his equity awards had a termination of his employment under the circumstances described above or a change in control of the Company occurred, assuming that the event occurred on the last day of fiscal year 2016.

Potential Payments upon Termination or Change in Control(1)
Name	Severance Payment ($)	Value of Any Outstanding Equity Awards that Would Accelerate (3) ($)
Ronald M. Faris	-	4,499,827
Michael R. Bourque, Jr.(2)	250,000	912,510
Scott W. Anderson	-	867,423
Otto J. Kumbar(2)	275,000	904,319
Arthur C. Walker(2)	-	493,224

(1)	As of December 31, 2016.

(2)	Also entitled to expenses associated with relocating to the United States.

(3)
The dollar amounts shown in these columns are determined by multiplying (i) the number of unvested restricted stock units by (ii) $5.41, the average of the high and the low of a share of common stock, on December 30, 2016 (the last trading day of the year).

ADVISORY RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)

The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP, independent registered public accountants, to be our independent registered public accounting firm for the year ending December 31, 2017 and has further directed that such appointment be submitted for ratification, on an advisory basis, by our shareholders at the Annual Meeting. Although shareholder ratification of the Audit Committee’s action in this respect is not required, the Audit Committee considers it desirable for shareholders to ratify such appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee may, in its sole discretion, reevaluate the engagement of the independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from you.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
ADVISORY RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2017.

Report of the Audit Committee

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed with management Ocwen’s audited financial statements as of and for the year ended December 31, 2016;

•
Discussed with Deloitte & Touche LLP, Ocwen’s independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 1301, “Communication with Audit Committees”; and

•
Received and reviewed the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm’s communications with the Audit Committee concerning independence and discussed with Deloitte & Touche LLP their independence.

In reliance on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Ocwen’s annual report on Form 10-K for the year ended December 31, 2016.

The Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at www.ocwen.com.

April 10, 2017	Audit Committee
Alan J. Bowers, Chairman
Ronald J. Korn, Director
Robert A. Salcetti, Director

Deloitte & Touche LLP Fees

The following table shows the aggregate fees billed to Ocwen for professional services by Deloitte & Touche LLP for fiscal years 2016 and 2015:

	2016	2015
Audit Fees	$4,940,000	$4,990,000
Audit Related Fees	$—	$—
Tax Fees	$1,435,765	$1,244,645
All Other Fees	$150,000	$215,000
Total	$6,525,765	$6,449,645

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of Ocwen’s consolidated financial statements for fiscal years 2016 and 2015, for the reviews of the financial statements included in Ocwen’s quarterly reports on Form 10-Q during fiscal years 2016 and 2015 and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent registered public accounting firm for tax compliance, tax planning and tax advice.

All Other Fees. This category includes the aggregate amounts billed in each of the last two fiscal years by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

The Audit Committee considered the compatibility of the non-audit-related services provided by and fees paid to Deloitte & Touche LLP in 2016 and the proposed services for 2017 and determined that such services and fees are compatible with the independence of Deloitte & Touche LLP.

Principles for Audit Committee Pre-Approval of Audit and Non-Audit Services Provided by the Independent Auditor (the “Pre-Approval Principles”). The Audit Committee has adopted the Pre-Approval Principles to set forth the procedures and conditions for pre-approving audit and permitted non-audit services to be performed by the independent auditor responsible for auditing the Company’s consolidated financial statements filed with the Securities and Exchange Commission or any separate financial statements that may be required.

Pursuant to the Pre-Approval Principles, proposed services may either be pre-approved by the Audit Committee on a categorical basis, without consideration of specific services (“general pre-approval”), or may be subject to case-by-case pre-approval by the Audit Committee (“specific pre-approval”). The Audit Committee believes that the combination of these two approaches will result in an effective and efficient procedure for purposes of addressing the Company’s auditing and non-auditing services and for evaluating the potential impact of non-audit services on the independence of the independent auditor.

Pursuant to the Pre-Approval Principles, regardless of whether a class of services or individual service is proposed for general or specific pre-approval, the Audit Committee shall consider whether such service is consistent with applicable Securities and Exchange Commission and Public Company Accounting Oversight Board rules and guidance with respect to auditor independence. The Audit Committee shall also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service may enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee shall also be mindful of the relationship between fees for audit and non-audit services in determining whether to pre-approve any class of services or individual service and may determine, for each year, the appropriate ratio between the total amount of “Audit Fees,” “Audit-Related Fees” and “Tax Fees” and the total amount of fees for permissible non-audit services classified under “All Other Fees.”

Pursuant to the Pre-Approval Principles, the Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve any audit or permitted non-audit or tax service for which the estimated fee does not exceed $500,000. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal Three)

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal which gives you as a shareholder the opportunity to approve or not approve our pay program for our named executive officers.

As described in more detail under the heading “Executive Compensation,” we believe our executive compensation programs are effectively designed, are in alignment with the interests of our shareholders and are instrumental to achieving our business strategy.  In recent years, shareholder feedback in the form of shareholder advisory votes on Ocwen’s executive compensation has been very positive.  At last year’s Annual Meeting of Shareholders, over 96% of votes cast on our Say-on-Pay proposal were in favor of our executive compensation.  At our 2015 and 2014 Annual Meetings of Shareholders, over 99% and over 97%, respectively, of votes cast on our Say-on-Pay proposal were in favor of our executive compensation.  As a result, the Compensation Committee has continued to apply the same principles and philosophy it has used in previous years in determining executive compensation levels, and the Compensation Committee and our Board of Directors will continue to consider shareholder feedback in the future.

Accordingly, we will ask our shareholders to vote on the following proposed resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables.”

While the Compensation Committee and our Board of Directors intend to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

You may vote for or against or abstain from the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables contained in this proxy statement.

The Company’s current policy is to provide shareholders with an opportunity to approve, on an advisory basis, the compensation of the named executive officers each year at the annual meeting of shareholders. It is expected that the next such vote will occur at the 2018 annual meeting of shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED
EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal Four)

As described in Proposal Three above, the Company is providing shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers (referred to as a “Say-on-Pay” vote).
In 2011, the Company provided shareholders with the opportunity to cast an advisory vote on how often we should include a Say-on-Pay vote in our proxy materials for our annual meetings of shareholders or special shareholder meetings for which we must include executive compensation information in the proxy statement for that meeting (referred to as a “Say-on-Frequency” vote). At our 2011 annual meeting, the majority of our shareholders voted to hold a Say-on-Pay vote every year. The Board of Directors continues to believe that Say-on-Pay votes should be conducted every year so that our shareholders may annually express their views on our executive compensation program.
Under Securities and Exchange Commission rules, we are required to hold a new Say-on-Frequency vote at least every six years. Accordingly, this Proposal Four affords our shareholders the opportunity to cast an advisory vote on how often we should include a Say-on-Pay vote in our proxy materials for future annual meetings of shareholders (or special shareholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this Proposal Four, our shareholders may vote to have future advisory votes on executive compensation every year, every two years, every three years, or abstain from voting.
We believe that advisory votes on executive compensation should be conducted every year so that our shareholders may annually express their views on our executive compensation program.
Like the Say-on-Pay vote, this Say-on-Frequency vote is advisory and will not be binding on the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee and our Board of Directors value the opinions expressed by our shareholders and will take the outcome of this vote into account when determining the frequency of future Say-on-Pay votes.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO HOLD FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY YEAR.

APPROVAL OF 2017 PERFORMANCE INCENTIVE PLAN
(Proposal Five)

General
At the Annual Meeting, shareholders will be asked to approve the Ocwen Financial Corporation 2017 Performance Incentive Plan (the “2017 Plan”), which was adopted, subject to shareholder approval, by our Board of Directors on April 6, 2017.
The Company believes that incentives and stock-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2017 Plan are an important attraction, retention and motivation tool for participants in the plan.
The Company currently maintains the 1996 Directors Plan and the 2007 Plan. As of April 6, 2017, a total of 9,775,498 shares of the Company’s common stock were subject to outstanding awards granted under the 1996 Directors Plan and the 2007 Plan, and an additional 37,145 shares and 3,717,973 shares of the Company’s common stock were available for new award grants under the 1996 Directors Plan and 2007 Plan, respectively.
The Board of Directors believes that the number of shares currently available under the 2007 Plan and 1996 Directors Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If shareholders approve the 2017 Plan, no new awards will be granted under the 2007 Plan or the 1996 Directors Plan after the Annual Meeting. In that case, the number of shares of the Company’s common stock that remain available for award grants under the 2007 Plan immediately prior to the Annual Meeting will become available for award grants under the 2017 Plan. None of the shares of the Company’s common stock that remain available under the 1996 Directors Plan will become available for award grants under the 2017 Plan. An additional 670,000 shares of the Company’s common stock will also be made available for award grants under the 2017 Plan. In addition, if shareholders approve the 2017 Plan, any shares of common stock subject to outstanding awards under the 2007 Plan that expire, are canceled, or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2017 Plan. None of the shares of the Company’s common stock subject to outstanding awards under the 1996 Directors Plan that expire, are canceled, or otherwise terminate after the Annual Meeting will be available for award grant purposes under the 2017 Plan.
If shareholders do not approve the 2017 Plan, the Company will continue to have the authority to grant awards under the 2007 Plan and the 1996 Directors Plan. If shareholders approve the 2017 Plan, the termination of our grant authority under the 2007 Plan and the 1996 Directors Plan will not affect awards then outstanding under those plans.
Summary Description of the 2017 Performance Incentive Plan
The principal terms of the 2017 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2017 Plan, which appears as Annex A to this proxy statement.
Purpose. The purpose of the 2017 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.
Administration. Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2017 Plan. Our Board of Directors has delegated general administrative authority for the 2017 Plan to the Compensation Committee. The Board of Directors or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2017 Plan. (The appropriate acting body, be it the Board of Directors or a committee or other person within its delegated authority is referred to in this proposal as the “Administrator”).
The Administrator has broad authority under the 2017 Plan, including, without limitation, the authority:

•	to select eligible participants and determine the type(s) of award(s) that they are to receive;

•
to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•
to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	subject to the other provisions of the 2017 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•
to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2017 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•
to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	to approve the form of any award agreements used under the 2017 Plan; and

•	to construe and interpret the 2017 Plan, make rules for the administration of the 2017 Plan, and make all other determinations for the administration of the 2017 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by shareholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
Eligibility. Persons eligible to receive awards under the 2017 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of March 17, 2017, the Company and its subsidiaries had approximately 9,400 employees (including all of the Company’s named executive officers), and 7 members of our Board of Directors who are not employed by the Company or any of its subsidiaries (“non-management directors”), all of which are considered eligible under the 2017 Plan. In 2016, 51 employees and 7 non-management directors received awards under the 2007 Plan and the 1996 Directors Plan, respectively.
Aggregate Share Limit. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2017 Plan equals the sum of the following (such total number of shares, the “Share Limit”):

•	670,000 shares, plus

•
the number of shares available for additional award grant purposes under the 2007 Plan as of the date of the Annual Meeting and determined immediately prior to the termination of the authority to grant new awards under that plan as of the date of the Annual Meeting, plus

•
the number of shares subject to stock options granted under the 2007 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are canceled or terminated, after the date of the Annual Meeting without being exercised (which, for purposes of clarity, will become available for award grants under the 2017 Plan on a one-for-one basis), plus

•
the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2007 Plan that are outstanding and unvested as of the date of the Annual Meeting which are forfeited, terminated, cancelled, or otherwise reacquired after the date of the Annual Meeting without having become vested (with any such shares taken into account based on the premium share-counting rule discussed below for full-value awards).

As of April 6, 2017, approximately 3,717,973 shares were available for additional award grant purposes under the 2007 Plan. Accordingly, if shareholders approve the 2017 Plan, approximately 4,387,973 will initially be available for award grant purposes under the 2017 Plan (which is the sum of the 670,000 shares requested above plus the approximately 3,717,973 shares available for award grant purposes under the 2007 Plan that would become available for award grant purposes under the 2017 Plan). As noted above, no additional awards will be granted under the 2007 Plan if shareholders approve the 2017 Plan. As of April 6, 2017, approximately 6,926,634 shares were subject to stock options then outstanding under the 2007 Plan, and approximately 2,848,864 shares (before taking into account the premium share-counting rule discussed below) were subject to restricted stock and restricted stock unit awards then outstanding under the 2007 Plan.

Shares issued in respect of any “full-value award” granted under the 2017 Plan will be counted against the Share Limit as 1.2 shares for every one share actually issued in connection with the award. For example, if the Company granted a bonus of 100 shares of its common stock under the 2017 Plan, 120 shares would be counted against the Share Limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the 2017 Plan other than a stock option or stock appreciation right.
Additional Share Limits. The following other limits are also contained in the 2017 Plan. These limits are in addition to, and not in lieu of, the Share Limit for the plan described above and, in the case of share-based limits, are applied on a one-for-one basis without applying the premium share-counting ratio for full-value awards discussed above.

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 5,000,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted under the plan during any one calendar year to any one individual is 4,000,000 shares.

•	The maximum number of shares subject to all awards that are granted under the plan during any one calendar year to any one individual is 4,000,000 shares.

•
The maximum grant date fair value for awards granted to a non-management director under the 2017 Plan during any one calendar year is $300,000, except that this limit will be $400,000 as to (1) a non-management director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-management director for the calendar year in which the non-management director is first elected or appointed to the Board of Directors. For purposes of this limit, the "grant date fair value" of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all non-management directors as a group.

•
The maximum number of shares subject to “Qualified Performance-Based Awards” under Section 5.2 of the 2017 Plan (as described in more detail below) granted during any one calendar year to any one participant where the value of the award is expressed as a number or range of shares (including Qualified-Performance Based Awards in the form of restricted stock, performance stock or stock unit awards) or where the award is payable in cash upon or following vesting of the award in an amount determined with reference to the fair market value of a share at such time is 4,000,000 shares.

•
The maximum amount that may be paid to any one participant in respect of all “Qualified Performance-Based Awards” under Section 5.2 of the 2017 Plan granted to that participant in any one calendar year where the potential payment is a stated cash amount or range of stated cash amounts is $6,000,000 (regardless of whether the payment is ultimately made in cash or in a number of shares determined based on the fair market value of a share upon or following the vesting of the award).

Share-Limit Counting Rules. The Share Limit of the 2017 Plan is subject to the following rules:

•
Shares that are subject to or underlie awards which expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2017 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2017 Plan.

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To the extent that shares are delivered pursuant to the exercise of a stock option or stock appreciation right granted under the 2017 Plan, the number of shares as to which the portion of the stock option or stock appreciation right is exercised shall be counted against the Share Limit. (For purposes of clarity, if a stock option or stock appreciation right relates to 100,000 shares and is exercised at a time when the net number of shares due to the participant is 15,000 shares (taking into account any shares withheld to satisfy any applicable exercise or base price of the award and any shares withheld to satisfy any tax withholding obligations arising in connection with such exercise), 100,000 shares shall be charged against the Share Limit with respect to such award.)

•
Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option or stock appreciation right granted under the 2017 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any stock option or stock appreciation right, will not be available for subsequent awards under the 2017 Plan.

•
Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any full-value award granted under the 2017 Plan or the 2007 Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any full-value award granted under the 2017 Plan or the 2007 Plan, will not be counted against the Share Limit and will again be available for subsequent awards under the 2017 Plan (with any such shares becoming available for subsequent awards taking into account the premium share-counting rule discussed above for full-value awards).

•
To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2017 Plan.

•
In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 60 shares shall be counted against the Share Limit, after giving effect to the share-counting rule discussed above for full-value awards.) Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the 2017 Plan other than the aggregate Share Limit.

In addition, the 2017 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2017 Plan. The Company may not increase the applicable share limits of the 2017 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).
Types of Awards. The 2017 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2017 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.
A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2017 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2017 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.
A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.
The other types of awards that may be granted under the 2017 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.
Any awards under the 2017 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.
Minimum Vesting Requirement. Except as described below, each award granted under the 2017 Plan will be subject to a minimum vesting period of one year. An award may provide that it will vest earlier than the first anniversary of the date of grant of the award due to the death, disability, or involuntary termination of the employment or services of the award holder, or in connection with a “Change in Control” of the Company (as such term is defined in the 2017 Plan). Awards may, however, be granted under the 2017 Plan with minimum vesting requirements of less than one year, or no vesting requirements, provided that the total number of shares of the Company’s common stock subject to such awards will not exceed 5% of the Share Limit.
Qualified Performance-Based Awards. Under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) a public corporation generally cannot take a tax deduction in any tax year for compensation it pays to its Chief Executive Officer and certain other executive officers in excess of $1,000,000. Compensation that qualifies as “performance-based” under

Section 162(m), however, is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders.
The Administrator may grant awards under the 2017 Plan that are intended to be performance-based awards within the meaning of Section 162(m). Stock options and stock appreciation rights may qualify as performance-based awards within the meaning of Section 162(m). In addition, other types of awards authorized under the 2017 Plan (such as restricted stock, performance stock, stock units, and cash bonus opportunities) may be granted with performance-based vesting requirements and intended to qualify as performance-based awards within the meaning of Section 162(m) (“Qualified Performance-Based Awards”). While the Administrator may grant awards under the 2017 Plan that qualify (or are intended to qualify) as performance-based awards within the meaning of Section 162(m), nothing requires that any award qualify as “performance-based” within the meaning of Section 162(m) or otherwise be deductible for tax purposes.
The vesting or payment of Qualified Performance-Based Awards will depend on the performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. To qualify an award as performance-based under Section 162(m), the Administrator must consist solely of two or more outside directors (as this requirement is applied under Section 162(m)), the Administrator must establish criteria and targets in advance of applicable deadlines under Section 162(m) and while the attainment of the performance targets remains substantially uncertain, and the Administrator must certify that any applicable performance goals and other material terms of the grant were satisfied. The performance criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, return on capital employed, costs, net income (before or after interest, taxes, depreciation and/or amortization), operating margin, revenues, revenue from operations, expenses, income from operations as a percent of capital employed, income from operations (before or after taxes), cash flow, market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas, return on equity, average equity used, value of assets, return or net return on assets, net assets, sales or capital (including invested capital), working capital, growth in assets or net assets, asset intensity, earnings (including net earnings, earnings before interest, taxes, depreciation and amortization, and earnings before interest and taxes), cash flow (including operating and net cash flow), adjusted cash flow from operations, operating cash flow as a percent of capital employed, economic value added, gross or net profit or operating margin, stock price, total shareholder return, reduction of losses, reduction of expenses, loss ratios or expense ratios, costs (including cost of capital, cost per loan, cost per hire and training costs), debt reduction, workforce diversity, number of accounts, workers’ compensation claims, budgeted amounts, turnover rate, mortgage loan delinquencies, pre-foreclosure delinquency resolutions, dispositions of REO properties, servicing advances, loans (including forward and reverse mortgage loans), call center metrics, complaint resolution rates, customer satisfaction based on specified objective goals, reduced excess facilities and/or reduced facility costs, delivery of objectively determinable key projects on time and per specified objectives, objective process and vendor management measures, including turn-times, error rates and objective quality control measures, and objective management development measures, including delivery, participation rates and success in programs aimed at building organizational capabilities and talent, or any combination thereof. These performance criteria may be measured on an absolute or relative basis (including relative to the performance of other companies) and may also be expressed as a growth or decline measure relative to an amount or performance for a prior date or period. For such purposes, earnings-based measures may (without limitation) be based on comparisons to capital, stockholders’ equity, shares outstanding or other measures selected or defined by the Administrator at the time of making an award. The performance measurement period with respect to an award may range from three months to ten years. The terms of the Qualified Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to exclude the effects of certain unusual or nonrecurring items identified in the 2017 Plan documents or otherwise specified by the Administrator at the time of establishing the goals.

Qualified Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Additional Share Limits” above). The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Qualified Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.
Dividend Equivalents; Deferrals.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals.  The Administrator may provide that awards under the 2017 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2017 Plan that is subject to vesting requirements, no dividend equivalent payment will be made as to a portion of an award unless the related vesting conditions of that portion of an award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2017 Plan will not automatically become fully vested pursuant to the provisions of the 2017 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2017 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2017 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by our named executive officers in connection with a termination of employment and/or a change in control of the Company, please see the discussion under the heading “Potential Payments Upon Termination or Change in Control” above.
Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2017 Plan, awards under the 2017 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.
No Limit on Other Authority. Except as expressly provided with respect to the termination of the authority to grant new awards under the 1996 Directors Plan and the 2007 Plan if shareholders approve the 2017 Plan, the 2017 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.
Termination of or Changes to the 2017 Plan and Outstanding Awards. The Board of Directors may amend or terminate the 2017 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board of Directors. Unless terminated earlier by the Board of Directors and subject to any extension that may be approved by shareholders, the authority to grant new awards under the 2017 Plan will terminate on April 4, 2027. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder. The minimum vesting requirement under the 2017 Plan, as described above, does not limit or restrict the Administrator’s discretion to accelerate the vesting of any award in any circumstances it determines to be appropriate.
U.S. Federal Income Tax Consequences of Awards under the 2017 Plan
The U.S. federal income tax consequences of the 2017 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2017 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.
With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2017 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.
If an award is accelerated under the 2017 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) may not be permitted to be deducted by the company in certain circumstances.
Specific Benefits under the 2017 Performance Incentive Plan
The Company has not approved any awards that are conditioned upon shareholder approval of the 2017 Plan. The Company is not currently considering any other specific award grants under the 2017 Plan, other than the annual grants of restricted stock units to our non-management directors described in the following paragraph. If the 2017 Plan had been in existence in fiscal 2016, the Company expects that its award grants for fiscal 2016 would not have been substantially different from those actually made in that year under the 2007 Plan and the 1996 Directors Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2016, please see the discussion under the heading “Executive Compensation” above.
As described under “Board of Directors Compensation” above, our current compensation policy for non-management directors provides for each non-management director to receive an annual award of restricted stock, with the number of shares subject to each award to be determined by dividing $100,000 by the average of the high and low prices of a share of common stock as reported on the New York Stock Exchange on the grant date as described above. Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the dollar amount set forth above into shares is $5, the number of shares that would be allocated to the Company’s seven non-management directors as a group pursuant to the annual grant formula is approximately 140,000 shares per year and approximately 1,400,000 shares in the aggregate over the 10-year term of the 2017 Plan. This calculation also assumes that there are no new eligible directors, there continue to be seven non-management directors seated and that there are no changes to the awards granted under the director equity grant program.
The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the 2017 Plan. The 1996 Directors Plan and the 2007 Plan are the Company’s only current equity compensation plans.
“Overhang” refers to the number of shares of the Company’s common stock that are subject to outstanding awards or remain available for new award grants. As of December 31, 2016, 1,392,234 shares of the Company’s common stock were subject to outstanding restricted stock and restricted stock unit awards (excluding performance-based vesting awards) granted under the 1996 Directors Plan and 2007 Plan, 2,191,581 shares of the Company’s common stock were subject to outstanding performance-based vesting restricted stock and restricted stock unit awards granted under the 1996 Directors Plan and 2007 Plan, 2,263,820 shares of the Company’s common stock were subject to outstanding stock options (excluding performance-based vesting options) granted under the 1996 Directors Plan and 2007 Plan, 4,662,814 shares of the Company’s common stock were subject to outstanding performance-based vesting options granted under the Directors Plan and 2007 Plan, and 3,916,773 shares of the Company’s common stock were available for new award grants under the 1996 Directors Plan and 2007 Plan. As of December 31, 2016, the weighted average exercise price and weighted average remaining term of the stock options outstanding under the 1996 Directors Plan and 2007 Plan were $9.88 and 2.86 years, respectively. (In this 2017 Plan proposal, the number of shares of the Company’s common stock subject to restricted stock and restricted stock unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards and before applying the provisions of the 2007 Plan for counting these awards against the plan’s share limit as 1.2 for every share actually issued pursuant to the award.
The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years was 131,362,284 shares issued and outstanding in 2014; 125,315,899 shares issued and outstanding in 2015; and 123,990,700 shares issued and outstanding in 2016. The number of shares of the Company’s common stock issued and outstanding as of December 31, 2016 and March 28, 2017 was 123,988,160 and 124,025,511 shares, respectively.

“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2007 Plan and 1996 Directors Plan in each of the last three fiscal years, and to date (as of March 28, 2017) for 2017, are as follows:

•
404,843 shares in 2014 (which was 0.3% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2014), of which 74,843 shares were subject to restricted stock and restricted stock unit awards, 82,500 shares were subject to stock options (excluding performance-based vesting options), and 247,500 shares were subject to performance-based vesting options;

•
1,330,652 shares in 2015 (which was 1.1% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2015), of which 278,173 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 584,438 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, 423,041 shares were subject to stock options (excluding performance-based vesting options), and 45,000 shares were subject to performance-based vesting options;

•
3,115,366 shares in 2016 (which was 2.5% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2016), of which 1,357,231 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 1,758,135 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, 0 shares were subject to stock options (excluding performance-based vesting options), and 0 shares were subject to performance-based vesting options; and

•
140,000 shares in 2017 through March 28, 2017 (which was 0.1% of the number of shares of the Company’s common stock issued and outstanding on March 28, 2017), of which 60,000 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based vesting awards), 80,000 shares were subject to performance-based vesting restricted stock and restricted stock unit awards, 0 shares were subject to stock options (excluding performance-based vesting options), and 0 shares were subject to performance-based vesting options.

Thus, the total number of shares of the Company’s common stock subject to awards granted under the 2007 Plan and the 1996 Directors Plan per year over the last three fiscal years (2014, 2015 and 2016) has been, on average, 1.3% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year, and the Company’s 2017 awards under the 2007 Plan and 1996 Directors Plan through March 28, 2017 have been substantially less than this average (which, as noted above, cover 0.1% of the number of shares of the Company’s common stock issued and outstanding shares on March 28, 2017). Performance-based vesting awards have been included above in the year in which the award was granted. The actual number of performance-based vesting restricted stock and restricted stock unit awards that became eligible to vest each year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 0 in 2014, 0 in 2015, 1,689,135 in 2016, and 0 to date (as of March 28, 2017) in 2017. The actual number of shares subject to performance-based stock options that became eligible to vest each year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 0 in 2014, 0 in 2015, 0 in 2016, and 0 to date (as of March 28, 2017) in 2017.

The total number of shares of our common stock that were subject to awards granted under the 2007 Plan and 1996 Directors Plan that terminated or expired in each of the last three fiscal years, and to date (as of March 28, 2017) in 2017, are as follows: 1,000,000 in 2014, 1,794 in 2015, 395,896 in 2016, and 0 in 2017.
The Compensation Committee anticipates that the 670,000 additional shares requested for the 2017 Plan (together with the shares available for new award grants under the 2007 Plan on the Annual Meeting date and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2017 Plan through approximately the end of 2018 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels). However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.
The closing market price for a share of the Company’s common stock as of March 28, 2017 was $5.20 per share.
Information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance is contained under the heading “Equity Compensation Plan Information” above.
Vote Required for Approval of the 2017 Performance Incentive Plan
The Board of Directors believes that the adoption of the 2017 Plan will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries to attract, retain and reward persons important to our success.
All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 2017 Plan and thus have a personal interest in the approval of the 2017 Plan.
The proposal for approval of the 2017 Plan will be approved if the votes cast by the holders of the shares represented at the Annual Meeting and entitled to vote in favor of the proposal exceed the votes cast opposing the proposal. Under New York Stock Exchange listing standards applicable to shareholder approval of equity compensation plans, abstentions will be counted as votes cast and therefore will have the same effect as votes against the proposal. Broker “non-votes” will not be counted as votes cast and therefore will not be counted for purposes of determining whether the 2017 Plan has received a majority vote in favor of this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2017 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN ANNEX A HERETO.

BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

Ocwen’s Related Party Transactions Approval Policy (the “Policy”) sets forth our policies and procedures for the review, approval and monitoring of Related Party Transactions (which, as defined in the Policy and subject to certain exceptions, includes transactions in which the amount involved exceeds $120,000 and that involve Ocwen and (i) any person who is a director, nominee for director or senior vice-president or higher ranking employee of the Company or any of its subsidiaries and any other person who performs policy-making functions for the Company, (ii) any person who beneficially owns more than five percent of any class of the Company’s voting securities, (iii) any immediate family member of any of the foregoing persons, (iv) any entity or individual controlling or under common control with the Company or any of its subsidiaries, (v) any entity or individual covered by paragraph f or g of the definition of “Related Parties” in the Glossary of Financial Accounting Standards Board Accounting Standards Codification 850, Related Party Disclosures (“ASC 850”) such that disclosures of transactions with such entity or individual would be required in the Company’s audited financial statements under ASC 850, (vi) any entity or individual sharing any risk, compliance, internal audit or vendor oversight function with the Company or any of its subsidiaries and (vii) Altisource Portfolio Solutions, S.A. (“Altisource”), Altisource Residential Corporation, Altisource Asset Management Corporation, or any of their subsidiaries). Our written Code of Business Conduct and Ethics, which is available at www.ocwen.com, also includes policies and procedures that broadly cover situations in which conflicts of interest may arise.

The Board of Directors has established the Independent Review Committee (the “Committee”) to provide independent review, approval and oversight of Related Party Transactions as required under the Policy.

In connection with the review and approval of a Related Party Transaction, the Committee is to be provided with the pertinent details of the proposed Related Party Transaction, including the terms of the transaction, the business purpose of the transaction, and the perceived benefits or any detriments to Ocwen. In determining whether to approve a Related Party Transaction, the Committee may consider the following factors, as well as any others it deems appropriate, to the extent relevant to the transaction (i) whether the transaction is in the best interests of Ocwen; (ii) whether there are any alternatives to the Related Party Transaction; (iii) whether the Related Party Transaction is on terms comparable to those available to third parties; (iv) the potential for the Related Party Transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts, (v) the overall fairness of the Related Party Transaction to Ocwen and (vi) any impact, positive or negative, on borrowers or mortgage loan investors. The Committee may request or require members of management to make certain modifications to a proposed Related Party Transaction prior to its approval of such Related Party Transaction.

Relationship with Altisource

William C. Erbey beneficially owned approximately 16.8% of our common stock and approximately 32.4% of the common stock of Altisource as of December 31, 2016, in each case based solely on information contained in filings with the Securities and Exchange Commission. As a result of these ownership interests, we have determined that Mr. Erbey may be considered to have an indirect material interest in our transactions with Altisource for purposes of applicable Securities and Exchange Commission rules.

Our relationship with Altisource is governed by a series of agreements that set forth the terms on which we do business with Altisource. The key agreements are summarized below.

Each of Ocwen Financial Corporation and OMS are parties to a Services Agreement, a Technology Products Services Agreement, an Intellectual Property Agreement and a Data Center and Disaster Recovery Services Agreement with Altisource. Under the Services Agreements, Altisource provides various business process outsourcing services, such as residential property valuation services and residential property preservation and inspection services, among other things. Altisource provides certain technology products and support services under the Technology Products Services Agreements and the Data Center and Disaster Recovery Services Agreements. These agreements expire August 31, 2025.

Ocwen and Altisource have also entered into the following agreements:

•	a Master Services Agreement pursuant to which Altisource provides certain loan origination services to Homeward Residential, Inc. (“Homeward”) and Liberty Home Equity Solutions, Inc.,

•
a General Referral Fee Agreement pursuant to which Ocwen receives referral fees which are paid out of the commission that would otherwise be paid to Altisource as the selling broker in connection with real estate sales services provided by Altisource, and

•
Homeward entered into a Preferred Investor Agreement with Best Partners Mortgage Cooperative, Inc. (“Lenders One”), pursuant to which Lenders One markets Homeward as a preferred investor to its members in exchange for Homeward providing preferred pricing to third party loan originators that are third party members.

Our business is currently dependent on many of the services and products provided by Altisource under long-term agreements, many of which include renewal provisions. Our servicing platform runs on an information technology system that we license from Altisource. If Altisource were to fail to fulfill its contractual obligations to us, including through a failure to provide services at the required level to maintain and support our systems, or if Altisource were to become unable to fulfill such obligations, our business and operations would suffer. In addition, if Altisource fails to develop and maintain its technology so as to provide us with an effective and competitive platform, our business could suffer.

Certain services provided by Altisource under these agreements are charged to the borrower and/or mortgage loan investor. Accordingly, such services, while derived from our loan servicing portfolio, are not reported as expenses by Ocwen. These services include residential property valuation, residential property preservation and inspection services, title services and real estate sales related services. Similar to other vendors, in the event that Altisource’s activities do not comply with the applicable servicing criteria, we could be exposed to liability as the servicer and it could negatively impact our relationships with our servicing clients, borrowers or regulators, among others.

We have also entered into Support Services Agreements with Altisource setting forth certain services that Altisource and Ocwen may provide to each other in such areas as human resources, corporate services, Six Sigma, quality assurance, quantitative analytics, treasury, accounting, tax matters and strategic planning. These Support Services Agreements run through October 2017 and September 2018, respectively, with automatic one-year renewals thereafter. During 2014, we began reducing the amount of services provided to us under the Support Services Agreements. Beginning April 1, 2015, the only services that were regularly provided under these Support Services Agreements were corporate services such as vendor procurement for technology and facilities management services. Altisource does not currently provide any services to us under the Support Services Agreements.

We sublease office space from Altisource in Atlanta, Georgia and we sublease office space to Altisource at our Fort Washington, Pennsylvania office. We subleased space to Altisource in our Coppell, Texas office but this sublease expired in November 2016.

For the year ended December 31, 2016, we generated revenues of $1.7 million under our agreements with Altisource, and we paid expenses of $57.3 million to Altisource. At December 31, 2016, the net amount payable to Altisource was $5.1 million.

Indemnification Obligations

Similar to most other public companies, we have indemnification obligations to our current and former directors and officers, including the advancement of expenses in certain circumstances. During 2016, in accordance with our indemnification obligations, we advanced approximately $595,000 with respect to certain litigation-related expenses incurred by Mr. Erbey by reason of the fact he was a director and officer of Ocwen prior to his resignation in January 2015. Since his resignation, Mr. Erbey has had no directorial, management, oversight, consulting or other role at Ocwen. Mr. Erbey has provided an undertaking to repay all amounts advanced to the extent that it is ultimately determined that he is not entitled to be indemnified.

 OTHER BUSINESS

The Board of Directors knows of no other business or nominees as of the date of printing this proxy statement other than the proposals described above in this proxy statement that will be presented for consideration at the meeting. If any other business or nominees should properly come before the meeting or any postponement or adjournment thereof, it is the intention of the management proxy holders to vote in accordance with their judgment, unless otherwise restricted by law.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

Requirements for Proposals to be Considered for Inclusion in Proxy Materials

Any proposal which a shareholder desires to have considered for inclusion in our proxy materials relating to our next Annual Meeting of Shareholders, must be received by the Secretary of Ocwen no later than December 11, 2017 and must comply with the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates.

If a shareholder wants to present a proposal, or nominate a person for election as Director, at the 2018 Annual Meeting, we must receive written notice of the proposal or nomination no earlier than December 11, 2017 and no later than January 10, 2018, which notice of the proposal or nomination must meet the requirements set forth in Sections 1.1 and 2.2 of our Bylaws, respectively. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, management proxies would be allowed to use their discretionary voting authority to vote on any matter with respect to which the foregoing requirements have been met.

Requests to have a shareholder proposal considered for inclusion in our 2018 proxy materials and notices of intent to present a proposal or nomination directly at the 2018 Annual Meeting should be mailed to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409. Notices should be sent by first class United States mail or by a nationally recognized courier service. If you use the mail, we recommend that you use certified mail, return receipt requested.

ANNUAL REPORTS

A copy of our annual report to shareholders on Form 10-K for the year ended December 31, 2016 was mailed on or about April 10, 2017 to shareholders of record as of March 28, 2017. The annual report is not part of the proxy solicitation materials and can be found on our website www.ocwen.com in the Financial Information section under the “Shareholders” tab.

We will furnish without charge to each person whose proxy is solicited and to any beneficial owner entitled to vote as of the Record Date for the meeting, on written request, a copy of the annual report on Form 10-K for the year ended December 31, 2016 required to be filed by us with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Such requests should be directed to our Secretary at Ocwen Financial Corporation, 1661 Worthington Road, Suite 100, West Palm Beach, Florida 33409.

OTHER MATTERS

Proxies will be solicited on behalf of the Board of Directors by mail or electronic means, and we will pay the solicitation costs. Copies of this proxy statement and 2016 annual report will be supplied to Brokers for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The shares represented by all valid proxies received by phone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (i) “for all” the nominees for Director named earlier in this proxy statement, (ii) “for” the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017 (iii) “for” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, (iv) “one year” on the approval, on an advisory basis, to hold future advisory votes on named executive officer compensation every year, and (v) “for” approval of the 2017 Plan. Should any matter not described above be properly presented at the meeting, it is the intention of the management proxy holders to vote in accordance with their judgment, unless otherwise restricted by law. As of the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the 2017 Annual Meeting. If you are interested in attending the meeting and voting in person, please see “Annual Meeting Admission” above for further details on admission requirements.

We have adopted a procedure called “householding,” which the Securities and Exchange Commission has approved. Under this procedure, shareholders of record who have the same address and last name and did not receive their proxy materials electronically will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such shareholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of proxy materials was delivered. If you are a shareholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Annual Meeting or for our future meetings, or if you are a shareholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-800-542-1061. If you are a beneficial shareholder, please contact your Broker directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

This proxy statement and our 2016 annual report may be viewed online at www.ocwen.com in the Financial Information section under the “Shareholders” tab. If you are a shareholder of record, you can elect to access future annual reports and proxy statements electronically by following the instructions provided on the proxy card. If you choose this option, you will receive a notice by mail listing the website locations, and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your common stock through a Broker, refer to the information provided by that entity for instructions on how to elect this option.

ANNEX A

2017 PERFORMANCE INCENTIVE PLAN

OCWEN FINANCIAL CORPORATION
2017 PERFORMANCE INCENTIVE PLAN

1.	PURPOSE OF PLAN
The purpose of this Ocwen Financial Corporation 2017 Performance Incentive Plan (this “Plan”) of Ocwen Financial Corporation, a Florida corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.
2.    ELIGIBILITY
The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.
3.    PLAN ADMINISTRATION

3.1
The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2
Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b)
grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, and establish the events (if any) of termination, expiration or reversion of such awards;

(c)	approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d)
construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)
accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)
adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3
Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4
Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.5
Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
4.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1
Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2
Aggregate Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	670,000 shares of Common Stock, plus

(2)
the number of shares of Common Stock available for additional award grant purposes under the Corporation’s 2007 Equity Incentive Plan (the “2007 Plan”) as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2007 Plan as of the Stockholder Approval Date, plus

(3)
the number of any shares subject to stock options granted under the 2007 Plan and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised (which, for purposes of clarity, shall become available for award grants under this Plan on a one-for-one basis), plus;

(4)
the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2007 Plan that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested, provided that in order to take the Full-Value Award ratio below into account, each share subject to any such award shall be credited as 1.2 shares when determining the number of shares that shall become available for new awards under this Plan.

provided that in no event shall the Share Limit exceed 14,733,244 shares (which is the sum of (i) the 670,000 shares set forth above, plus (ii) a maximum of 3,717,973 shares available under the 2007 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus (iii) a maximum of 6,926,634 shares subject to stock options previously granted and outstanding under the 2007 Plan as of the Effective Date that could become available under the 2007 Plan as a result of the expiration, cancellation or termination of such awards, plus (iv) 3,418,637 shares, which is a maximum of 2,848,864 shares subject to restricted stock and restricted stock unit awards previously granted and outstanding and unvested under the 2007 Plan as of the Effective Date that could become available under the 2007 Plan as a result of the forfeiture, termination or cancellation of such awards multiplied by a factor of 1.2 (the share-counting ratio for such awards under clause (4) above).
Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.2 shares for every one share issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 120 shares shall be counted against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award that is not a stock option grant or a stock appreciation right grant.

4.3	Additional Share Limits. The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 5,000,000 shares.

(b)
The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted under this Plan during any one calendar year to any one individual is 4,000,000 shares.

(c)	The maximum number of shares of Common Stock subject to all awards that are granted under this Plan during any one calendar year to any one individual is 4,000,000 shares.

(d)
Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.3(d). The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $300,000; provided that this limit is $400,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this Section 4.3(d), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.3(d), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.3(d) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.3(d) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

(e)	Additional limits with respect to Qualified Performance-Based Awards are set forth in Section 5.2.3.

4.4	Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:

(a)
Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(b)
To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock option or stock appreciation right granted under this Plan, the number of shares as to which the portion of the stock option or stock appreciation right so exercised relates shall be counted against the Share Limit as opposed to only counting the net number of shares actually issued in connection with such exercise. (For purposes of clarity, if a stock option or stock appreciation right relates to 100,000 shares and is exercised as to all 100,000 shares at a time when the net number of shares due to the participant in connection with such exercise is 15,000 shares (taking into account any shares withheld to satisfy any applicable exercise or base price of the award and any shares withheld to satisfy any tax withholding obligations in connection with such exercise), 100,000 shares shall be counted against the Share Limit with respect to such award.)

(c)
Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any stock option or stock appreciation right granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any stock option or stock appreciation right granted under this Plan, shall not be available for subsequent awards under this Plan.

(d)
Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any Full-Value Award granted under this Plan or the 2007 Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any Full-Value Award granted under this Plan or the 2007 Plan, shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan, provided that any one (1) share so exchanged or withheld in connection with any Full-

Value Award shall be credited as 1.2 shares when determining the number of shares that shall again become available for subsequent awards under this Plan.

(e)
To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(f)
In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 60 shares (after giving effect to the Full-Value Award premium counting rules) shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Section 4.3, Section 7 and Section 8.10. The share limits of Section 4.3 shall be applied on a one-for-one basis without applying the Full-Value Award premium counting rule taken into account in determining the Share Limit. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.5
No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.    AWARDS

5.1
Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1    Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.6.

5.1.2    Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.
5.1.3    Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
5.1.4    Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.

5.2
Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees also may be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. An Award (other than an option or SAR) intended by the Administrator to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code is referred to as a “Qualified Performance-Based Award.” An option or SAR intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code is referred to as a “Qualifying Option or SAR.” The grant, vesting, exercisability or payment of Qualified Performance-Based Awards may depend on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute or relative (including, without limitation, relative to the performance of one or more other companies or upon comparisons of any of the indicators of performance relative to one or more other companies) basis, any of which may also be expressed as a growth or decline measure relative to an amount or performance for a prior date or period) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualified Performance-Based Award shall be subject to the following provisions of this Section 5.2, and a Qualifying Option or SAR shall be subject to the following provisions of this Section 5.2 only to the extent expressly set forth below. Nothing in this Plan, however, requires the Administrator to qualify any award or compensation as “performance-based compensation” under Section 162(m) of the Code.
5.2.1    Class; Administrator. The eligible class of persons for Qualified Performance-Based Awards under this Section 5.2, as well as for a Qualifying Option or SAR, shall be officers and employees of the Corporation or one of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the Administrator approving Qualified Performance-Based Awards or a Qualifying Option or SAR, or making any certification required pursuant to Section 5.2.4, must constitute a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code).
5.2.2    Performance Goals.

(a)
The specific performance goals for Qualified Performance-Based Awards shall be established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, return on capital employed, costs, net income (before or after interest, taxes, depreciation and/or amortization), operating margin, revenues, revenue from operations, expenses, income from operations as a percent of capital employed, income from operations (before or after taxes), cash flow, market share, market penetration or other performance measures with respect to specific designated products or product groups and/or specific geographic areas, return on equity, average equity used, value of assets, return or net return on assets, net assets, sales or capital (including invested capital), working capital, growth in assets or net assets, asset intensity, earnings (including net earnings, earnings before interest, taxes, depreciation and amortization, and earnings before interest and taxes), cash flow (including operating and net cash flow), adjusted cash flow from operations, operating cash flow as a percent of capital employed, economic value added, gross or net profit or operating margin, stock price, total shareholder return, reduction of losses, reduction of expenses, loss ratios or expense ratios, costs (including cost of capital, cost per loan, cost per hire and training costs), debt reduction, workforce diversity, number of accounts, workers’ compensation claims, budgeted amounts, turnover rate, mortgage loan delinquencies, pre-foreclosure delinquency resolutions, dispositions of REO properties, servicing advances, loans (including forward and reverse mortgage loans), call center metrics, complaint resolution rates, customer satisfaction based on specified objective goals, reduced excess facilities and/or reduced facility costs, delivery of objectively determinable key projects on time and per specified objectives, objective process and vendor management measures, including turn-times, error rates and objective quality control measures, and objective management development measures, including delivery, participation rates and success in programs aimed at building organizational capabilities and talent, or any combination thereof. For such purposes, earnings-based measures may (without limitation) be based on comparisons to capital, stockholders’ equity, shares outstanding or such other measures selected or defined by the Administrator at the time of making an award. The applicable performance measurement period may not be less than three months nor more than 10 years.

(b)	The terms of the Qualified Performance-Based Awards may specify the manner, if any, in which performance targets (or the applicable measure of performance) shall be adjusted: to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses; to exclude restructuring and/or other nonrecurring charges; to exclude the effects of financing activities; to exclude exchange rate effects; to exclude the effects of changes to accounting principles; to exclude the effects of any statutory adjustments to corporate tax rates; to exclude the effects of any items of an unusual nature or of infrequency of occurrence; to exclude the effects of acquisitions or joint ventures; to exclude the effects of discontinued operations; to assume that any business divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture or to exclude the effects of any divestiture; to exclude the effect of any event or transaction referenced in Section 7.1; to exclude the effects of stock-based compensation; to exclude the award of bonuses; to exclude amortization of acquired intangible assets; to exclude the goodwill and intangible asset impairment charges; to exclude the effect of any other unusual, non-recurring gain or loss, non-operating item or other extraordinary item; to exclude the costs associated with any of the foregoing or any potential transaction that if consummated would constitute any of the foregoing; or to exclude other items specified by the Administrator at the time of establishing the targets.

(c)
To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance formula, goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code.

5.2.3    Form of Payment; Maximum Qualified Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Qualifying Option or SAR awards granted to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.3(b). A Qualified Performance-Based Award shall be subject to the following applicable limit: (a) in the case of a Qualified Performance-Based Award where the value of the Award is expressed as a number or range of number of shares of Common Stock (such as, without limitation, a Qualified Performance-Based Award in the form of a restricted stock, performance stock, or stock unit award) or a Qualified Performance-Based Award where the amount of cash payable upon or following vesting of the award is determined with reference to the fair market value of a share of Common Stock at such time, the maximum number of shares of Common Stock which may be subject to such Qualified Performance-Based Awards described in this clause (a) that are granted to any one participant in any one calendar year shall not exceed 4,000,000 shares (counting such shares on a one-for-one basis for this purpose), either individually or in the aggregate, subject to adjustment as provided in Section 7.1; and (b) in the case of other Qualified Performance-Based Awards (such as a Qualified Performance-Based Award where the potential payment is a stated cash amount or range of stated cash amounts, whether the payment is ultimately made in cash or Common Stock by converting the applicable cash amount into a number of shares of Common Stock based on the fair market value of a share of Common Stock upon or following vesting of the award), the aggregate amount of compensation to be paid to any one participant in respect of all such Qualified Performance-Based Awards granted to that participant in any one calendar year shall not exceed $6,000,000. The limits in clauses (a) and (b) in the preceding sentence are separate, independent limits, and a Qualified Performance-Based Award shall be subject to the applicable limit but not both limits. For clarity, an eligible individual may receive, during any applicable year, awards referenced in clause (a) of this Section 5.2.3 not in excess of the limit of that clause, awards referenced in clause (b) of this Section 5.2.3 not in excess of the limit of that clause, Qualifying Option or SAR awards not in excess of the limit set forth in Section 4.3(b), as well as other types of awards (not referenced in this Section 5.2.3) under this Plan. Awards that are canceled during the year shall be counted against any applicable limits of Section 4.3(b) and this Section 5.2.3 to the extent required by Section 162(m) of the Code.

5.2.4    Certification of Payment. Before any Qualified Performance-Based Award is paid and to the extent applicable to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Qualified Performance-Based Award were in fact timely satisfied.
5.2.5    Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.
5.2.6    Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than a Qualifying Option or SAR) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan, subject to any subsequent extension that may be approved by stockholders.

5.3
Minimum Vesting Requirement. Except as provided in the next sentence, each award granted under this Plan shall be subject to a minimum vesting requirement of one year and no portion of any such award may provide that it will vest earlier than the first anniversary of the date of grant of the award other than due to the death, disability, or involuntary termination of the employment or services of the award holder, or in connection with a Change in Control (as such term is defined in Section 7.3) (the “Minimum Vesting Requirement”). Awards may be granted under this Plan with minimum vesting requirements of less than one year, or no vesting requirements, provided that the total number of shares of Common Stock subject to such awards shall not exceed 5% of the Share Limit.

5.4
Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.5
Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.6
Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

(a)	services rendered by the recipient of such award;

(b)	cash, check payable to the order of the Corporation, or electronic funds transfer;

(c)	notice and third party payment in such manner as may be authorized by the Administrator;

(d)	the delivery of previously owned shares of Common Stock;

(e)	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

(f)
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.7
Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange for the next preceding day on which sales of Common Stock were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.8    Transfer Restrictions.
5.8.1    Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.8 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.8.2    Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.8.3    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.8.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)
the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.9
International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6.    EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1
General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2
Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3
Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.    ADJUSTMENTS; ACCELERATION

7.1	Adjustments.

(a)
Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b)
Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards and/or period applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

(c)
It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code as to ISOs, Section 409A of the Code as to awards intended to comply therewith and not be subject to taxation thereunder, and Section 162(m) of the Code as to any Qualifying Option or SAR and any Qualified Performance-Based Award) and accounting (so as to not trigger any unintended charge to earnings with respect to such adjustment) requirements.

(d)
Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2        Corporate Transactions - Assumption and Termination of Awards.

(a)
Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its

Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b)
Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c)
For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

(d)
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(e)
In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f)	Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

(g)
The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.3	Definition of Change in Control. As used in this Plan, “Change in Control” shall mean the occurrence, after the Effective Date, of any of the following:

(a)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 30% of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(1), (c)(2) and (c)(3) below;

(b)
Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)
Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 30% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)
Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control under clause (c) above.

8.    OTHER PROVISIONS

8.1
Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2
No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3
No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4
Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5
Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)
The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

(b)
The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment.

(c)
In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment. Unless otherwise provided by the Administrator, in no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law to the extent the Corporation determines that withholding at any greater level would result in an award otherwise classified as an equity award under ASC Topic 718 (or any successor thereto) being classified as a liability award under ASC Topic 718 (or such successor).

8.6    Effective Date, Termination and Suspension, Amendments.
8.6.1    Effective Date. This Plan is effective as of April 6, 2017, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2    Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3    Stockholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
8.6.4    Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3. The Minimum Vesting Requirement shall not limit or restrict the Administrator’s discretion to accelerate the vesting of any award in any circumstances it determines to be appropriate.
8.6.5    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7
Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Severability.
8.8.1    Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Florida, notwithstanding any Florida or other conflict of law provision to the contrary.
8.8.2    Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9
Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10
Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11
Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12
No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13
Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14
Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

OCWEN

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time, on May 23, 2017. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time, on May 23, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E25181-P89085

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OCWEN FINANCIAL CORPORATION

The Board of Directors unanimously recommends you vote FOR ALL the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Phyllis R. Caldwell
02) Alan J. Bowers
03) Jacques J. Busquet
04) Ronald M. Faris
05) Carol J. Galante
06) Robert J. Lipstein
07) Robert A. Salcetti
08) DeForest B. Soaries, Jr.

The Board of Directors unanimously recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify, on an advisory basis, the appointment of Deloitte & Touche LLP as Ocwen Financial Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the accompanying proxy statement.	☐	☐	☐

The Board of Directors unanimously recommends you vote 1 YEAR for proposal 4.

	1 Year	2 Years	3 Years	Abstain
4. To approve holding an advisory vote on executive compensation every 1, 2 or 3 years.	☐	☐	☐	☐

The Board of Directors unanimously recommends you vote FOR proposal 5.

	For	Against	Abstain
5. To approve the Ocwen Financial Corporation 2017 Performance Incentive Plan.	☐	☐	☐

NOTE: At their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

OCWEN FINANCIAL CORPORATION

1661 Worthington Road, Suite 100, West Palm Beach, FL 33409

FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2017, AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If you execute and return this proxy without specific voting instructions, this proxy will be voted FOR ALL the nominees for Director, FOR the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as Ocwen Financial Corporation's independent registered public accounting firm for 2017, FOR the approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the proxy statement, FOR future advisory votes on named executive compensation EVERY YEAR and FOR the approval of the Ocwen Financial Corporation 2017 Performance Incentive Plan. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, Proxy Statement and Form 10-K are available at www.proxyvote.com.

E25182-P89085

OCWEN FINANCIAL CORPORATION
REVOCABLE PROXY
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE ONLY AT THE 2017 ANNUAL MEETING OF SHAREHOLDERS AND AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF

The undersigned hereby appoints Ronald M. Faris, Timothy M. Hayes and Michael J. Stanton, or any of them, as proxy, with full powers of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Ocwen Financial Corporation (the "Company") held of record by the undersigned as of the close of business on March 28, 2017, at the Annual Meeting of Shareholders to be held at the Embassy Suites Hotel located at 1601 Belvedere Road, West Palm Beach, Florida 33406 on Wednesday, May 24, 2017, at 9:00 a.m., Eastern Daylight Time, and at any postponement or adjournment thereof.

Shares of Common Stock of the Company will be voted as specified. **If you execute and return this proxy without specific voting instructions, this proxy will be voted FOR ALL the nominees for Director, FOR the ratification, on an advisory basis, of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2017, FOR the approval, on an advisory basis, of the compensation of the named executive officers, as disclosed in the proxy statement, FOR future advisory votes on named executive compensation EVERY YEAR, and FOR approval of the Ocwen Financial Corporation 2017 Performance Incentive Plan.** You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Ocwen Financial Corporation to be held on May 24, 2017, or any postponement or adjournment thereof, a Proxy Statement for the Annual Meeting and the 2016 Annual Report to Shareholders of the Company prior to the signing of this proxy.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1